UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
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Soliciting Material Pursuant to §240.14a-12

ONCOBIOLOGICS, INC.

(Name of Registrant as Specified In Its Charter)

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7 Clarke Drive, Cranbury, New Jersey 08512
(609) 619-3990
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Oncobiologics, Inc., a Delaware corporation. The meeting will be held on Friday, September 21, 2018 at 9:00 a.m. Eastern time at the offices of Cooley LLP located at The Grace Building, 1114 Avenue of Americas, 46th Floor, New York, NY, 10036-7798 for the following purposes:
(1)
To elect the Board’s nominees, Lawrence A. Kenyon, Joe Thomas and Joerg Windisch, Ph.D., to the Oncobiologics Board of Directors as Class II Directors to hold office until the 2021 Annual Meeting of Stockholders.

(2)
To approve the amendment of Oncobiologics, Inc.’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the option of the Board of Directors, a reverse stock split of Oncobiologics, Inc.’s common stock at a reverse stock split ratio ranging from one-for-two (1:2) and one-for-ten (1:10), inclusive, with the effectiveness of such amendment and the abandonment of such amendment, to be determined by the Board of Directors on or prior to April 21, 2019.

(3)
To approve an amendment to our 2015 Equity Incentive Plan, or the 2015 Plan, to increase the share reserve and make certain updating changes.

(4)
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018.

(5)
To conduct any other business properly brought before the annual meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the annual meeting is July 24, 2018. Only stockholders of record as of the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Friday, September 21, 2018 at 9:00 a.m. Eastern time at the offices of Cooley LLP located at
The Grace Building, 1114 Avenue of Americas, 46th Floor, New York, NY, 10036-7798.
The proxy statement and annual report to stockholders are available at http://www.astproxyportal.com/ast/20743.

By Order of the Board of Directors,
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary
Cranbury, New Jersey
August 17, 2018

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

ONCOBIOLOGICS, INC.
7 Clarke Drive, Cranbury, New Jersey 08512
(609) 619-3990
PROXY STATEMENT FOR THE
2018 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 21, 2018
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
We have sent you this proxy statement, our annual report to stockholders for the fiscal year ended 2017 and the proxy card, or collectively, the Proxy Materials, because the Board of Directors of Oncobiologics, Inc. (sometimes referred to as our company or Oncobiologics) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders, including any adjournment or postponement thereof. This proxy statement summarizes the information you will need to know to cast an informed vote at the annual meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to begin mailing these Proxy Materials on or about August 17, 2018 to all stockholders of record entitled to vote at the annual meeting.
Will I receive any other proxy materials?
Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of internet availability of Proxy Materials, rather than mail them full sets of Proxy Materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.
How do I attend the Annual Meeting?
The meeting will be held on 9:00 a.m. Eastern Time on Friday, September 21, 2018, at the offices of Cooley LLP located at The Grace Building, 1114 Avenue of Americas, 46th Floor, New York, NY, 10036-7798. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on July 24, 2018 will be entitled to vote at the annual meeting. On this record date, there were 72,198,468 shares of common stock and 58,735 shares of Series A-1 Convertible Preferred Stock, or Series A-1 Preferred, outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on July 24, 2018 your shares of common stock were registered directly in your name with Oncobiologics’ transfer agent, American Stock Transfer & Trust Company, LLC, or AST, (or Oncobiologics in the case of Series A-1 Preferred) then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on July 24, 2018 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote:
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Proposal 1:   Election of three Class II directors;

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Proposal 2:   Approval of the amendment of Oncobiologics, Inc.’s Amended and Restated Certificate of Incorporation, as amended, or the Charter, to effect, at the option of the Board of Directors, a reverse stock split of our common stock at a reverse stock split ratio ranging from one-for-two (1:2) and one-for-ten (1:10), inclusive, with the effectiveness of such amendment and the abandonment of such amendment, to be determined by the Board of Directors prior to April 21, 2019 (the “Reverse Stock Split”) proposal;

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Proposal 3:   Approval of an amendment to our 2015 Equity Incentive Plan, or the 2015 Plan, to increase the share reserve and make certain updating changes; and

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Proposal 4:   Ratification of selection by the Audit Committee of the Board of Directors of Oncobiologics, Inc. of KPMG LLP, as independent registered public accounting firm of our company for our fiscal year ending September 30, 2018.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board of Directors in Proposal No. 1 or you may “Withhold” your vote for any nominee you specify. For Proposals Nos. 2, 3 and 4 you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on September 20, 2018 to be counted.

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To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on September 20, 2018 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these Proxy Materials from that organization rather than from Oncobiologics. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials, or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on July 24, 2018. Each share of Series A-1 Preferred has approximately 151 votes for each share (or an aggregate of approximately 8,879,780 votes for all 58,735 shares).
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank (Broker non-votes)
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested). Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1 or 3 without your instructions, but may vote your shares on Proposal Nos. 2 and 4 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections on matters on which you are entitled to cast votes, your shares will be voted, as applicable, “For” the election of both of the nominees for director named in Proposal No. 1 and “For” Proposal Nos. 2, 3 and 4. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the Proxy Materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed proxy card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Oncobiologics’ Corporate Secretary at 7 Clarke Drive, Cranbury, New Jersey 08512.

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You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 19, 2019, to Oncobiologics’ Corporate Secretary at 7 Clarke Drive, Cranbury, New Jersey 08512. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above not later than the close of business on June 23, 2019 nor earlier than the close of business on May 24, 2019. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and broker non-votes; with respect to Proposal Nos. 2, 3, and 4, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Class II Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	None
2	Reverse Stock Split Proposal	“For” votes from the holders of a majority of the outstanding voting shares (common stock and Series A-1 Preferred voting together as a single class)	Against	Against

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
3	2015 Equity Incentive Plan Amendment	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter	Against	None
4	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for fiscal year 2018	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter	Against	None
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 72,198,468 shares of common stock and 58,735 shares of Series A-1 Preferred (representing approximately 8,879,780 votes) outstanding and entitled to vote. Thus, shares representing 40,539,125 votes must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, the proxy card and the annual report to stockholders are available at http://www.astproxyportal.com/ast/20743.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board of Directors, or the Board, is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight (8) members. There are three (3) directors in the class whose terms of office expire at the annual meeting in 2018, Class II. Each of the nominees listed below is currently a member of the Board who was appointed by the Board to fill a vacancy, and in the case of Mr. Thomas and Dr. Windisch, was selected by the Board as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee. If elected at the annual meeting, each of these nominees would serve until the 2021 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. We do not have a formal policy regarding director or director nominee attendance at the annual meeting.
Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees need to receive the highest number of affirmative votes to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any of the nominees will be unable to serve.
Nominees for Election
The following are brief biographies of the nominees for Class II Director and a discussion of the specific experience, qualifications, attributes or skills of the nominee that led the Nominating Committee, and in the case of Mr. Kenyon, the full Board, to recommend those persons as nominees for Class II Director, as of the date of this proxy statement.
The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board.
NAME	AGE(1)	Principal Occupation/Position Held With the Company
Lawrence A. Kenyon	53	Director, Class II, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary
Joe Thomas	61	Director, Class II
Joerg Windisch, Ph.D.	47	Director, Class II

(1)
As of July 31, 2018.

Lawrence A. Kenyon.   Mr. Kenyon has served as a member of our Board, Chief Executive Officer and President since August 2018, as Interim Chief Executive Officer from June 2018 to August 2018, and as our Chief Financial Officer, Treasurer and Corporate Secretary since September 2015. Prior to that, from February 2014 to September 2015, Mr. Kenyon served as the Chief Financial Officer of Arno Therapeutics,

Inc., a biopharmaceutical company focused on the development of therapeutics for cancer and other life threatening diseases, and also as Chief Operating Officer from July 2014 to September 2015. From December 2011 to March 2013, Mr. Kenyon served as the Interim President & Chief Executive Officer, Chief Financial Officer and Secretary of Tamir Biotechnology, Inc., a publicly held biopharmaceutical company engaged in the development of oncology and anti-infective therapeutics. Prior to that, from December 2008 to July 2010, Mr. Kenyon was the Executive Vice President, Finance and, commencing in March 2009, the Chief Financial Officer of, Par Pharmaceutical Companies, Inc., a publicly held generic and branded specialty pharmaceutical company, or Par. Prior to joining Par, Mr. Kenyon was the Chief Financial Officer and Secretary of Alfacell Corporation, or Alfacell, from January 2007 through February 2009 and also served at various times during this period as Alfacell’s Executive Vice President, Chief Operating Officer and President, and was a member of Alfacell’s board of directors from November 2007 to April 2009. Prior to joining Alfacell, Mr. Kenyon served as the Executive Vice President, Chief Financial Officer and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from 2000 to 2006. Mr. Kenyon received a B.A. in Accounting from the University of Wisconsin — Whitewater and is a Certified Public Accountant in Illinois.
The Board believes Mr. Kenyon’s managerial and pharmaceutical industry experience, including his recent appointment as our Chief Executive Officer and President qualifies him to serve on our Board.
Joe Thomas.   Mr. Thomas has served as a member of our Board since September 2017. Since April 2015, Mr. Thomas has served as the Chief Executive Officer and Executive Director of Stelis Biopharma Private Limited, a biotherapeutic and biosimilar developer and manufacturer based in India, and is responsible for managing an integrated organization comprising research and development, manufacturing and commercialization of recombinant biotherapeutics in global markets. From January 2012 until March 2015, Mr. Thomas served as Chief Corporate Development Officer for Strides Shasun Limited, a listed pharmaceutical company based in India, and was responsible for development and deployment of growth strategies across group companies and business of Strides Shasun Limited. Mr. Thomas received both a B.Sc and M.Sc. in Chemistry from Delhi University and has over 30 years of experience in the pharmaceutical and consumer healthcare industry.
Mr. Thomas was appointed to fill a vacancy on the Board, and was designated for such vacancy by GMS Tenshi Holdings Pte. Limited, or GMS Tenshi, pursuant to the Investor Rights Agreement by and between our company and GMS Tenshi dated September 11, 2017, as amended.
The Nominating Committee believes Mr. Thomas’s managerial and pharmaceutical industry experience qualifies him to serve on our Board.
Joerg Windisch, Ph.D.   Dr. Windisch has served as a member of our Board since March 2018. Since July 2017, Dr. Windisch has served as the Chief Operating Officer of Polpharma Biologics (Poland), a division of Polpharma Group. From February 2016 to June 2017, he served as Chief Operating Officer of Affimed N.V., a Nasdaq-listed biotechnology company, which develops novel immune cell engagers for the treatment of cancer. Prior thereto, Dr. Windisch spent 20 years in various managerial roles at Sandoz Biopharmaceuticals, or Sandoz (now part of Novartis AG). While at Sandoz, Dr. Windisch focused on research and development, manufacturing and developed Sandoz’s biosimilars program. Dr. Windisch also led the development of Sandoz’s Somatropin (Omnitrope®), the first ever biosimilar, as well as the company’s Epoetinalfa (Binocrit®) and Filgrastim (Zarzio®) products. Dr. Windisch was educated in Austria, Germany and the United States and received his Ph.D. in Biochemistry and Molecular Biology from the University of Innsbruck.
Dr. Windisch was appointed to fill a vacancy on the Board, and was designated for such vacancy by GMS Tenshi pursuant to the Investor Rights Agreement by and between our company and GMS Tenshi dated September 11, 2017, as amended
The Nominating Committee believes Dr. Windisch’s managerial and pharmaceutical industry experience qualifies him to serve on our Board.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2019 (Class III) and 2020 (Class I) Annual Meetings
NAME	AGE(1)	Principal Occupation/Position Held With the Company, Class
Yezan Haddadin	43	Director, Class I
Kurt J. Hilzinger	58	Director, Class I
Pankaj Mohan, Ph.D.	54	Director, Class III
Faisal G. Sukhtian	33	Director, Class I
Ralph H. “Randy” Thurman	69	Executive Chairman, Class III

(1)
As of July 31, 2018.

Yezan Haddadin.   Mr. Haddadin has served as a member of our board of directors since October 2017. Since July 2017, Mr. Haddadin has served as chief executive officer of GMS Capital Partners LLC, an investment company focused on making direct private equity investments in North America. GMS Capital Partners LLC is a subsidiary of GMS Holdings. From 2014 to 2017, Mr. Haddadin served as the Chief Executive Officer and a member of the board of directors of a regional investment bank based in Amman, Jordan and Dubai, United Arab Emirates. From 2013 to 2014, Mr. Haddadin served as an Advisor at Ripplewood Holdings LLC, a New York-based private equity firm. Mr. Haddadin also served as a Managing Director at Perella Weinberg Partners in New York from 2007 to 2013 and an Executive Director with JPMorgan in its mergers and acquisitions group from 2000 to 2007. Mr. Haddadin currently serves as a member of the board of directors at Sixth of October Investment Company, a publicly listed Egyptian real estate development company and The Near East Foundation, a New York-based private non-profit development agency with projects in Africa and the Middle East. Mr. Haddadin holds a J.D. from Northwestern University Law School and a B.S. in Foreign Service from Georgetown University. Mr. Haddadin was appointed to fill a vacancy on the Board, and was designated for such vacancy by GMS Tenshi pursuant to the Investor Rights Agreement by and between our company and GMS Tenshi dated September 11, 2017, as amended.
The Board believes Mr. Haddadin’s managerial and capital raising experience qualifies him to serve on our Board.
Kurt J. Hilzinger.   Mr. Hilzinger has served as a member of our board of directors since December 2015. Since 2007, Mr. Hilzinger has served as a partner at Court Square Capital Partners L.P., an independent private equity firm, where he is responsible for investing in the healthcare sector. Since July 2003, Mr. Hilzinger also has served in various capacities as a member of the board of directors at Humana, Inc., a managed care company, including serving as Lead Director from August 2010 to January 2014, and as Chairman since January 2014. In addition, Mr. Hilzinger also has served in several roles at AmerisourceBergen Corporation, a healthcare company, including as a member of the board of directors from March 2004 to November 2007, as the President and Chief Operating Officer from October 2002 to November 2007 and as the Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the Visiting Committee at the Ross School of Business at the University of Michigan. Mr. Hilzinger received a B.B.A. in Accounting from the University of Michigan and is a Certified Public Accountant in Michigan.
The Board believes Mr. Hilzinger’s experience and financial expertise in the healthcare sector qualifies him to serve on our Board.
Pankaj Mohan, Ph.D.   Dr. Mohan has served as a member of our board of directors since January 2011. From January 2011 to June 2018, he served as our Chairman, President and Chief Executive Officer. Prior to founding our company, from May 2008 to December 2010, Dr. Mohan served as head of Business Operations and Portfolio Management of Biologics Process and Product Development at Bristol-Myers Squibb Company, a biopharmaceutical company. From June 2006 to May 2008, Dr. Mohan served as a Director of Bioprocess Engineering at Genentech, Inc., a biotechnology company. Prior to that, from May 1996 to May 2006, Dr. Mohan served as a senior manager at Eli Lilly and Company, a pharmaceutical company. From May 1993 to April 1996, Dr. Mohan served as Assistant Professor (Lecturer/Fellow) at the Advanced Centre for Biochemical Engineering, University College London,

London, United Kingdom. From August 1987 to December 1989, Dr. Mohan served as a Scientific Officer for the Department of Atomic Energy for the Government of India. Dr. Mohan has served as a member of the board of directors of Sonnet Biotherapeutics, Inc., a privately held biopharmaceutical company, since its inception in April 2015, and as its Executive Chairman since July 2018. Dr. Mohan received a Ph.D. in Biochemical Engineering from the School of Chemical Engineering, University of Birmingham, Birmingham, United Kingdom, a Masters in Financial Management from Middlesex University Business School, London, United Kingdom, an Executive Management Program (AMP) from Fuqua School of Business at Duke University and a Bachelor of Chemical Engineering from the Indian Institute of Technology in Roorkee, India.
The Board believes Dr. Mohan’s experience as our founder, former Chairman and Chief Executive Officer, combined with his experience in the biopharmaceutical industry qualifies him to serve on our Board.
Faisal G. Sukhtian.   Mr. Sukhtian has served as a member of our Board since September 2017. Mr. Sukhtian has served as a Director of GMS Tenshi Holdings Pte. Limited since 2011, and an Executive Director of GMS Holdings, a diversified investment company, since 2008. In addition to managing operations of GMS Holdings, Mr. Sukhtian oversees a number of investments within the GMS Holdings portfolio and serves as a director of GMS Holdings’ board of directors. From 2008 to 2011, Mr. Sukhtian served as Executive Director of Munir Sukhtian International. From 2010 to 2011, he served as Managing Director of Agri Sciences Ltd., an agrochemicals manufacturing business based in Turkey. Mr. Sukhtian has served as a member of the board of directors of Expert Petroleum, an oilfield services company based in Romania, since 2008, Agri Sciences since 2010, MS Pharma, a leading MENA based branded pharmaceutical generics company, since 2011 and Stelis Biopharma Private Limited, a biotherapeutic and biosimilar developer and manufacturer based in India, since 2015. Mr. Sukhtian previously served as a member of the board of directors of Alvogen, a multinational generics pharmaceutical company based in the United States, from 2008 to 2014 and Waterloo Industries, Inc., a manufacturer of tool storage based in the United States, from 2015 to 2017. Prior to joining GMS Holdings, Mr. Sukhtian worked at JP Morgan, in New York, where he worked primarily on mergers and acquisitions, debt and equity transactions serving clients in the industrials and transportation industries. Mr. Sukhtian received an M.B.A. from Columbia Business School and a B.S. in International Economics from Georgetown University’s School of Foreign Service. Mr. Sukhtian was appointed to fill a vacancy on the Board, and was designated for such vacancy by GMS Tenshi pursuant to the Investor Rights Agreement by and between our company and GMS Tenshi dated September 11, 2017, as amended.
The Board believes Mr. Sukhtian’s managerial and pharmaceutical industry experience qualifies him to serve on our Board.
Ralph H. “Randy” Thurman.   Mr. Thurman has served as the Executive Chairman of our Board since June 2018 and served as a member of the Board since April 2018. He also currently serves as a senior advisor at BC Partners, a private equity firm, and as a member of the Board of Directors at Allscripts, Inc. and Zest Dental, Inc. Mr. Thurman was the Executive Chairman of Presbia PLC (an Orchard Capital Corporation company), a publicly-traded medical device company. From 2008 until 2011, Mr. Thurman served as Executive Chairman of CardioNet Inc. (now known as BioTelemetry, Inc.), and as its interim Chief Executive Officer from 2008 until 2010. From 2001 until 2007, Mr. Thurman was Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified healthcare technology company, which was acquired by Cardinal Healthcare Inc. in 2007. Mr. Thurman served as a consultant to Cardinal Healthcare Inc. from the date of acquisition until 2008. From 1997 until 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, which provided advisory services to bio-pharmaceutical, genomic, and medical device companies. From 1993 until 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc., and from 1984 until 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President.
The Board believes Mr. Thurman’s expertise in corporate governance, operating and investing as well as extensive expertise in the healthcare industry qualifies him to serve on our Board.
There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of The Board of Directors
As required under the Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with our outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Haddadin, Hilzinger, Sukhtian, Thurman and Thomas and Dr. Windisch. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us.
In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
Board Leadership Structure
The Board has an independent Executive Chairman, Mr. Thurman, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Executive Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Executive Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of our Company. In addition, we believe that having an independent Executive Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our Company and its stockholders. As a result, we believe that having an independent Executive Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The Audit Committee of the Board, or the Audit Committee, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Meetings of The Board of Directors
The Board met 30 times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, with the exception of Mr. Scott Canute, who recused himself from 14 meetings due to the subject matter under consideration and proposals being discussed.
Information Regarding Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for fiscal year 2017 for each of the Board committees:
Name	Audit	Compensation	Nominating and Corporate Governance
Pankaj Mohan, Ph.D.(1)
Todd C. Brady, M.D., Ph.D.(2)	X		X
Scott Canute(3)		X*
Albert D. Dyrness(2)		X	X
Donald J. Griffith(4)
Kurt J. Hilzinger	X*	X
Robin Smith Hoke(4)	X		X*
Faisal G. Sukhtian(5)	X		X*
Joe Thomas(5)			X
Total meetings in fiscal year 2017	4	2	0

*
Committee Chairperson

(1)
Dr. Mohan served as Chairman of the Board through June 2018.

(2)
Dr. Brady and Mr. Dyrness resigned from our Board effective October 31, 2017, in connection with the closing of the sale of the remaining Series A Convertible Preferred Stock to GMS Tenshi.

(3)
Mr. Canute, resigned from our Board effective April 17, 2018.

(4)
Mr. Griffith and Ms. Hoke resigned from our Board effective September 11, 2017 in connection with the closing of the initial sale of Series A Convertible Preferred Stock to GMS Tenshi.

(5)
Messrs. Sukhtian and Thomas joined our Board effective September 11, 2017 in connection with the closing of the initial sale of Series A Convertible Preferred Stock to GMS Tenshi. Mr. Sukhtian replaced Ms. Hoke on both the Audit Committee and as Chair of the Nominating Committee, and Mr. Thomas replaced Mr. Griffith on the Nominating Committee.

Below is a description of each committee of the Board of Directors.
The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of three directors: Kurt J. Hilzinger, Faisal G. Sukhtian and Joe Thomas, with Mr. Hilzinger serving as Chair. During fiscal 2017, the Audit Committee was composed of: Mr. Hilzinger, Dr. Brady and Ms. Hoke, and then Mr. Sukhtian was appointed to the Committee following Ms. Hoke’s September 2017 resignation. The Audit Committee met 4 times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://ir.oncobiologics.com/phoenix.zhtml?c=254316&p=irol-govhighlights. Mr. Haddadin served on the Audit Committee following Dr. Brady’s October 2017 resignation until his March 2018 resignation, following which he was replaced by Mr. Thomas.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Mr. Hilzinger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2017 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.
/s/   Kurt J. Hilzinger
/s/   Faisal G. Sukhtian
/s/   Joe Thomas
The material in this report is not “soliciting material,” is not deemed “filed with the Commission and is not to be incorporated by reference in any filing by Oncobiologics, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently composed of three directors: Ralph “Randy” H. Thurman, Kurt J. Hilzinger and Joerg Windisch, Ph.D., with Mr. Thurman serving as Chair. During fiscal 2017, the Compensation Committee was composed of Messrs. Canute, Dyrness and Hilzinger, with Mr. Canute serving as Chair. Mr. Haddadin served on the Committee following Mr. Dyrness’ October 2018 resignation through his March 2018 resignation, following which Dr. Windisch was appointed to the Committee. Mr. Thurman replaced Mr. Canute on the Committee in April 2018. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met twice during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://ir.oncobiologics.com/phoenix.zhtml?c=254316&p=irol-govhighlights.
The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and approval of, or recommend to the Board, the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our executive officers, other senior management and directors; and

•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than once annually. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During fiscal 2016 and 2017, and in connection with our initial public offering, our management engaged Barney & Barney LLC, now Marsh LLC, as compensation consultants to evaluate long and short-term executive compensation, director compensation and executive severance plans. Our Compensation Committee later ratified this engagement. Marsh LLC reviewed our executive officer and director compensation relative to a peer group and against survey data available to Marsh LLC. Marsh LLC ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Based on these recommendations, we adopted a non-employee director compensation policy in January 2016. Our non-employee director compensation policy is described under “Director Compensation” below.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as members of our Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for our company.
The Nominating Committee is currently composed of three directors: Faisal G. Sukhtian, Yezan Haddadin and Ralph H. “Randy” Thurman, with Mr. Sukhtian serving as Chair. During fiscal 2017, the Nominating Committee was composed of Ms. Hoke, Dr. Brady and Mr. Dyrness, with Ms. Hoke serving as Chair until her September 2017 resignation, and Mr. Sukhtian joining the Committee as Chair thereupon. Mr. Claudio Albrecht was appointed to the Committee following Mr. Dyrness’ October 2017 resignation, and served until his April 2018 resignation, when he was replaced with Mr. Thurman. Mr. Haddadin was appointed to the Committee to replace Dr. Brady in October 2017 upon his resignation. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing). The Nominating Committee meets as its members deem necessary or appropriate, but in no event less than once annually. The Board has adopted a written Nominating Committee charter that is available to stockholders on our website at http://ir.oncobiologics.com/phoenix.zhtml?c=254316&p=irol-govhighlights.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 7 Clarke Drive, Cranbury, New Jersey 08512. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Stockholder Communications With The Board Of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Code of Ethics
We have adopted the Oncobiologics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://ir.oncobiologics.com/phoenix.zhtml?c=254316&p=irol-govhighlights. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
In January 2016, the Board documented the governance practices that we follow by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at http://ir.oncobiologics.com/phoenix.zhtml?c=254316&p=irol-govhighlights.

PROPOSAL 2
APPROVAL OF REVERSE STOCK SPLIT
Our Board of Directors believes that approval of the amendment to our Charter that would effect the Reverse Stock Split is in the best interests of Oncobiologics, Inc. and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval. Except for adjustments that may result from the treatment of fractional shares as described below, each Oncobiologics, Inc. stockholder will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split, if such Reverse Stock Split is effected.
Reasons for the Reverse Stock Split
To maintain our listing on The Nasdaq Capital Market.
To reduce the risk that our common stock could be delisted from The Nasdaq Capital Market, the Reverse Stock Split would potentially increase our stock price. To continue our listing on The Nasdaq Capital Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of  $1.00 per share. On April 26, 2018, we were notified by the Nasdaq Listing Qualifications Department that we do not comply with the $1.00 minimum bid price requirement as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar day period, ending on October 23, 2018, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more at the discretion of Nasdaq. If we do not regain compliance by October 23, 2018, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would need to meet, on October 23, 2018, the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If we do not regain compliance by October 23, 2018 and are not granted a second 180-day compliance period, Nasdaq will notify us that our common stock will be subject to delisting. In that event, we may appeal the decision to a Nasdaq Listing Qualifications Panel. In the event of an appeal, our common stock would remain listed on The Nasdaq Capital Market pending a written decision by the Panel following a hearing. In the event that the Nasdaq Listing Qualifications Panel determines not to continue our listing and we are delisted from The Nasdaq Capital Market, our common stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.
The Board of Directors has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons. Moreover, failure to remain listed on the Nasdaq would constitute a “Deemed Liquidation Event” under the terms of our Series A-1 Preferred giving right to have such securities redeemed for cash at 600% of their stated value (or approximately, $35 million).
The Board of Directors believes that, if implemented, the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our common stock.
To potentially improve the marketability and liquidity of our common stock.
The Board of Directors also believes that the increased market price of the common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. The Reverse Stock Split could allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our common stock. The Reverse Stock Split could help increase analyst and broker interest in our common stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.
To provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy.
As a matter of Delaware law, the implementation of the Reverse Stock Split does not reduce the total number of authorized shares of our common stock under our Charter. If this Proposal No. 2 is approved by our stockholders and the Reverse Stock Split is implemented, the authorized number of shares of our common stock would remain the same, which means as a practical matter that the authorized number of shares of our common stock would be effectively increased as a result of the Reverse Stock Split. The Board of Directors desires to have the additional shares available to provide flexibility to use our common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees, including to give effect to future automatic increases to the shares reserved for issuance under the 2015 Plan and our Employee Stock Purchase Plan (together with the 2015 Plan, the Plans). At present, the Board of Directors has no immediate plans, arrangements or understandings to issue the additional shares of our common stock, other than in connection with the future automatic increases to the shares reserved for issuance under the Plans.
If this Proposal No. 2 is approved and the Reverse Stock Split is implemented, the authorized but unissued shares resulting from the effective increase to our authorized common shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. For example, we will need to raise substantial additional capital to, among other things, fund our operations, conduct and/or complete clinical trials, continue our research and development activities, seek regulatory approval for our product candidates and commercialize our product candidates, if any such product candidates receive regulatory approval for commercial sale, and the additional shares may be used for a financing if we have an appropriate opportunity. In this regard, it is possible that our financing alternatives may be limited should we have an insufficient amount of unissued and unreserved authorized shares of common stock to effect any such financings, and stockholder value may be harmed, perhaps severely, by this limitation.
As an example, in September and October 2017, and in May and June 2018, we completed two private placements of securities consisting of an aggregate of 250,000 shares of our Series A Convertible Preferred Stock (208,836 shares of which have since converted into an aggregate of 31,572,617 shares of our common stock, and the remainder and accrued dividends exchanged for 58,735 shares of our Series A-1 convertible preferred stock), 1,500,000 shares of our Series B Convertible Preferred Stock (all of which has converted into an aggregate of 2,112,675 shares of our common stock), 12,754,766 shares of our common stock, and an aggregate warrants to purchase an additional 37,262,820 shares our common stock, all of which were sold for aggregate gross proceeds of approximately $40.0 million in cash and $1.5 million of indebtedness. If we did not have a sufficient amount of unissued and unreserved authorized shares of common stock to issue common stock to the investors at the closing of those private placements (including shares underlying the convertible preferred stock and warrants), we would have been unable to raise the funds that we needed and on the timing we needed them to continue as a going concern and to continue to execute on our business strategy and we could have been required to, among other things, make reductions in our workforce, discontinue our development programs, liquidate all or a portion of our assets, and/or seek protection under the provisions of the U.S. Bankruptcy Code, all of which could severely harm our business and our prospects. We continue to expect to need to raise substantial additional capital in the future; and accordingly, we are seeking an effective increase to our authorized common stock in connection with the approval and implementation of the Reverse Stock Split to help ensure that we have sufficient unissued and unreserved authorized shares of common stock available in the future in order to pursue additional equity financings.
Criteria to be Used for Determining Whether to Implement the Reverse Stock Split
In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal No. 2, the Board of Directors may consider, among other things, various factors, such as:
•
the historical trading price and trading volume of our common stock;

•
the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

•
our ability to continue our listing on The Nasdaq Capital Market;

•
which Reverse Stock Split ratio would result in the least administrative cost to us; and

•
prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal No. 2 could have serious, adverse effects on us and our stockholders. We could be delisted from The Nasdaq Capital Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Capital Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares. In addition, it would be a “Deemed Liquidation Event” under the terms of our Series A-1 Preferred, giving rise to right to have such securities redeemed for cash at 600% of their stated value (or approximately, $35 million).
Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split
We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules.
The Board of Directors expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly because some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of  $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of “round lot” holders.
The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.
The liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the proposed Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.
The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications.
If the Reverse Stock Split is implemented, it would result in an effective increase in the authorized number of shares of our common stock. The implementation of the Reverse Stock Split and the resulting effective increase in the number of authorized shares of our common stock, could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal No. 2 is approved and the Reverse Stock Split is implemented could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of Oncobiologics securities not approved by the Board, give certain holders the right to acquire additional shares of common stock at a low price, or the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal No. 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal No. 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Effects of the Reverse Stock Split
After the effective date of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of common stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Oncobiologics, Inc., except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the proposed Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed Reverse Stock Split).
The principal effects of the Reverse Stock Split will be that:
•
depending on the Reverse Stock Split ratio selected by the Board of Directors, each two or ten shares of our common stock owned by a stockholder, or any number of shares of our common stock between two and ten as determined by the Board of Directors, will be combined and reclassified into one new share of our common stock;

•
no fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•
the total number of authorized shares of our common stock will remain at 200,000,000, resulting in an effective increase in the authorized number of shares of our common stock;

•
based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise or conversion price, and/or the number of shares issuable upon the exercise, conversion or vesting of all then outstanding Oncobiologics stock options, RSUs, shares of preferred stock and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise, conversion or vesting of such stock options, RSUs, preferred stock and warrants, and, in the case of stock options, shares of preferred stock and warrants, a proportional increase in the exercise or conversion price of all such stock options, shares of preferred stock and warrants; and

•
the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

The following table contains approximate information, based on share information as of July 31, 2018, relating to the common stock under the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):
Status	Number of shares of Common Stock Authorized	Number of shares of Common Stock Issued and Outstanding	Number of shares of Common Stock Reserved for Future Issuance	Number of shares of Common Stock Authorized but Unreserved and Unissued
Pre-reverse stock split	200,000,000	72,198,468	54,688,979	73,112,553
Post-reverse stock split 1-for-2	200,000,000	36,099,234	27,344,489	136,556,277
Post-reverse stock split 1-for-6	200,000,000	12,033,078	9,114,829	178,852,093
Post-reverse stock split 1-for-10	200,000,000	7,219,846	5,468,897	187,311,257
In addition to the above effects, if the proposed Reverse Stock Split is implemented, it could increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, the Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock that have been described above.
After the effective date of the Reverse Stock Split, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “ONS” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.
Effective Date
The proposed Reverse Stock Split would become effective at the time specified in the Certificate of Amendment on the date of filing of a Certificate of Amendment to our Charter with the office of the Secretary of State of the State of Delaware, which date we refer to in this Proposal No. 2 as the Effective

Date. Except as explained below with respect to fractional shares, effective as such time, on the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and reclassified, automatically and without any action on the part of Oncobiologics, Inc. or its stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal No. 2.
Cash Payment In Lieu of Fractional Shares
No fractional shares of common stock will be issued as a result of the proposed Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the proposed Reverse Stock Split, Oncobiologics, Inc. will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder will have no further interest in Oncobiologics with respect to such stockholder’s cashed-out fractional shares. A stockholder otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect to such fractional share except to receive payment as described above.
As of August 1, 2018, there were approximately 209 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Securities Exchange Act of 1934, as amended. Upon stockholder approval of this Proposal No. 2, if the Board of Directors elects to implement the proposed reversed stock split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined and reclassified into one share of common stock in the reverse split would be eliminated. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board of Directors was 1:10, then such stockholder would cease to be a stockholder of Oncobiologics, Inc. following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of August 1, 2018, and assuming a Reverse Stock Split ratio of 1:10, we expect that cashing out fractional stockholders would not reduce the number of stockholders of record.
Record and Beneficial Stockholders
If this Proposal No. 2 is approved by our stockholders and the Board of Directors elects to implement the Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal No. 2 is approved by our stockholders and the Board of Directors elects to implement the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from Oncobiologics, Inc. or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences
The par value per share of common stock would remain unchanged at $0.01 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in Oncobiologics, Inc.’s financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Charter to allow for the Reverse Stock Split and we will not independently provide the stockholders with any such right if the proposed Reverse Stock Split is implemented.
Material U.S. Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences to our stockholders of the proposed Reverse Stock Split. The summary is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state, local and non-U.S. tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.
In general, the U.S. federal income tax consequences of the Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following U.S. federal income tax effects. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss as a result of the Reverse Stock Split. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock received will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares of common stock received will include the holding period in its old shares exchanged. A stockholder who receives cash in lieu of a fractional share as a result of the Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock received in the Reverse Stock Split will equal the stockholder’s basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.
Interests of Directors and Executive Officers
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of our securities.
Reservation of Right to Abandon Reverse Stock Split; Time to Effect Reverse Stock Split
We and our Board of Directors reserve the right to not file the Certificate of Amendment and to abandon any Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders. By voting in favor of Reverse Stock Split, you are expressly also authorizing the Board of Directors to delay, not proceed with, and abandon, the proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders. If approved by the stockholders, and if not abandoned, it is our intent to effect the Reverse Stock Split authorized by this Proposal No. 2 no later than April 21, 2019.
Required Vote
The affirmative vote of the holders of a majority of the outstanding voting shares (common stock and Series A-1 Preferred voting together as a single class) will be required to approve the Reverse Stock Split.
The Board of Directors Recommends
a Vote “For” Proposal 2.

Proposal 3
Approval of an amendment to the
Oncobiologics, Inc. 2015 Equity Incentive Plan
In December 2015, our Board of Directors originally approved our Oncobiologics, Inc. 2015 Equity Incentive Plan, or the 2015 Plan, and the stockholders originally approved the 2015 Plan on December 7, 2015. In this Proposal No. 3, we are requesting stockholders to approve an amendment, or the Plan Amendment, to the 2015 Plan in order to:
•
increase the number of shares of common stock authorized for issuance under the 2015 Plan by 5,000,000 shares, including a corresponding increase in the number of shares of common stock authorized for issuance under the 2015 Plan pursuant to the grant of incentive stock options by 10,000,000 shares;

•
eliminate references to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and eliminates individual grant limits that applied under the 2015 Plan to awards that were intended to comply with the exemption for “performance-based compensation” under Code Section 162(m); and

•
eliminate references to performance cash awards, because those awards were included in the 2015 Plan in order to allow us to comply with the exemption for “performance-based compensation” under Section 162(m), which has been repealed, effective for taxable years beginning after December 31, 2017.

Our Board of Directors believes the Plan Amendment is an integral part of our long-term compensation philosophy and is necessary to continue providing the appropriate levels and types of equity compensation for our employees.
We Intend to Recruit Additional Personnel and Need to Retain Existing Personnel to Facilitate the Growth of Our Business and Equity Awards Are an Important Part of Our Compensation Philosophy
As of August 1, 2018, only 367,377 shares remained available for future grant under the 2015 Plan. The Board of Directors believes that our future success depends, in large part, upon our ability to implement our plans for future expansion and growth in light of our anticipated recruiting and retention needs and is necessary to maintain a competitive position in recruiting, retaining and motivating key personnel, consultants and advisors. The Board of Directors believes that the issuance of equity awards is a key element underlying our ability to recruit, retain and motivate key personnel, consultants and advisors, better aligns the interests of such persons with those of our stockholders, and is a substantial contributing factor to our success and the future growth of our business. However, we believe that the shares currently available for grant under the 2015 Plan will be insufficient to meet our anticipated recruiting and retention needs. Therefore, the Board of Directors believes that the approval of the Plan Amendment is in the best interests of the Company and its stockholders and recommends a vote in favor of this proposal.
If this Proposal No. 3 is adopted by our stockholders, the Plan Amendment will become effective upon the date of the annual meeting. In the event that our stockholders do not approve this Proposal No. 3, the Plan Amendment will not become effective, and the 2015 Plan will continue in its current form. However, we believe that the shares currently available for grant under the 2015 Plan will be insufficient to meet our anticipated recruiting and retention needs.
As of August 1, 2018, stock awards covering an aggregate of 1,617,735 shares of common stock were outstanding under the 2015 Plan.
The Size of Our Share Reserve Increase Request Is Reasonable
If our request to increase the share reserve of the 2015 Plan by 5,000,000 shares is approved, we will have approximately 5,367,377 shares available for grant after the annual meeting, which, together with the annual “evergreen” increases described below, the Board believes will provide sufficient equity for attracting, retaining and motivating employees, based on our current anticipated needs.

We Manage Our Equity Award Use Carefully and Our Dilution Is Reasonable
We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The Compensation Committee monitors our annual burn rate, dilution, and equity expense to ensure that we maximize stockholders’ value by granting only the appropriate number of equity awards necessary to recruit, reward, and retain key personnel, consultants and advisors.
The following table provides certain additional information regarding our equity incentive program.
As of August 1, 2018
Total shares subject to outstanding stock options	1,534,454
Total shares subject to outstanding restricted stock unit awards	83,821
Total shares subject to outstanding performance stock unit awards under the 2011 Stock Incentive Plan	149,326
Weighted-average exercise price per share of outstanding stock options	$0.93
Weighted-average remaining term of outstanding stock options	9.86
Total shares available for grant under the 2015 Plan	367,377
Total shares available for grant under other equity plans	289,855(1)
Represents shares issuable pursuant to our 2016 Employee Stock Purchase Plan
As of July 24, 2018 (Record Date)
Total common stock outstanding	72,198,468
Total Series A-1 preferred stock on an as converted basis	8,879,780
Closing price of common stock as reported on the Nasdaq Capital Market	$0.862
Common measures of an equity incentive plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its equity incentive plan. Over the last three years, we have maintained an average equity run rate of 2.59% of shares of common stock outstanding per year, including shares of preferred stock on an as-converted basis. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our equity incentive plans and also includes shares that may be awarded under our equity incentive plans in the future (“overhang”).
The following table shows how our key equity metrics have changed over the past three years:
Key Equity Metrics	2015	2016(4)	2017
Equity Run Rate(1)	0.00%	4.10%	2.56%
Overhang(2)	7.04%	12.65%	9.70%
Dilution(3)	7.28%	5.88%	4.47%

(1)
Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year

(2)
Overhang is calculated by dividing (a) the sum of  (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(3)
Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

In evaluating whether to approve the Plan Amendment, our Board of Directors and Compensation Committee reviewed our historical issuances under our 2015 Plan and considered our future needs for equity awards under the 2015 Plan, based on our plans for future expansion and growth in light of our anticipated recruiting and retention needs and potential changes in company capitalization and dilution. We intend to grant future equity awards under the 2015 Plan in amounts that are reasonable and based on market data prepared by the independent compensation consultant to the Compensation Committee.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter at the annual meeting will be required to approve the Plan Amendment.
The Board of Directors Recommends
a Vote “For” Proposal 3.
Description of 2015 Plan, as proposed to be amended
The material features of the 2015 Plan, as proposed to be amended pursuant to Proposal No. 3, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2015 Plan. Stockholders are encouraged to read the actual text of the 2015 Plan, as amended, which is appended to this proxy statement as Appendix B and may be accessed from the SEC’s website at www.sec.gov. Except as modified by the Plan Amendment as described above, the terms of the 2015 Plan as proposed to be amended are materially the same as the terms of the 2015 Plan prior to implementation of the Plan Amendment.
Purpose.   The 2015 Plan is critical to our ongoing effort to build stockholder value through recruiting, retaining and motivating employees, directors and consultants. We are seeking to approval of the 2015 Plan to provide for the shares necessary so that we can ensure that we have the most qualified, motivated employees possible to help us move our programs forward and implement our recruiting plans to facilitate the future growth of our business.
Awards.   The 2015 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates.
Eligibility.   As of August 1, 2018, all of our approximately 74 employees and seven non-employee directors were eligible to participate in the 2015 Plan and may receive all types of awards other than ISOs. ISOs may be granted only to our employees (including officers) and employees of our affiliates.
Share Reserve.   If Proposal No. 3 is approved, the total number of shares of our common stock reserved for issuance under the 2015 Plan will not exceed 6,246,376 shares, consisting of:
•
1,246,376 shares, which is the total maximum reserve that was approved in connection with the initial adoption of the 2015 Plan (and reflecting a 1-for-3.45 reverse stock split that was effected on April 26, 2016), plus

•
the 5,000,000 shares to be added pursuant this Proposal No. 3.

Additionally, the number of shares of our common stock reserved for issuance under the 2015 Plan automatically increases on January 1 of each year, beginning on January 1, 2017 and continuing through January 1, 2025 by 3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2015 Plan is 27,000,000 shares.
If a stock award granted under the 2015 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2015 Plan. In addition, the following types of shares under the 2015 Plan may become available for the grant of new stock awards under the 2015 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2015 Plan may be previously unissued shares or reacquired shares bought by us on the open market.
Non-Employee Director Compensation Limit.   The aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director of our Board of Directors with respect to any fiscal year, including awards granted under the 2015 Plan and cash fees paid by us to such non-employee director, will not exceed $400,000 in total value.
Administration.   Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2015 Plan. Our Board of Directors has delegated authority to administer the 2015 Plan to our Compensation Committee. Subject to the terms of the 2015 Plan, the Compensation Committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.
The plan administrator has the authority to modify outstanding awards under our 2015 Plan. Subject to the terms of our 2015 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options.   ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
Tax Limitations on Incentive Stock Options.   The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.
Restricted Stock Awards.   Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards.   Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Stock Appreciation Rights.   Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation unit, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation unit, we will pay the participant an amount equal to the product of  (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation unit is exercised. A stock appreciation unit granted under the 2015 Plan vests at the rate specified in the stock appreciation grant agreement as determined by the plan administrator.
The plan administrator determines the term of stock appreciation rights granted under the 2015 Plan, up to a maximum of ten years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.
Performance Awards.   The 2015 Plan permits the grant of performance-based stock awards.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the achievement of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will generally be determined by our Compensation Committee. In addition, to the extent permitted by applicable law and the performance stock award agreement, the plan administrator may determine that cash may be used in payment of performance stock awards.

Performance goals under the 2015 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of phases of clinical trials and/or studies by specific dates; (xliii) acquisition of new customers, including institutional accounts; (xliv) customer retention and/or repeat order rate; (xlv) number of institutional customer accounts (xlvi) budget management; (xlvii) improvements in sample and test processing times; (xlviii) regulatory milestones; (xlix) progress of internal research or clinical programs; (l) progress of partnered programs; (li) partner satisfaction; (lii) milestones related to samples received and/or tests run; (liii) expansion of sales in additional geographies or markets; (liv) research progress, including the development of programs; (lv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (lvi) timely completion of clinical trials; (lvii) milestones related to samples received and/or tests or panels run; (lviii) expansion of sales in additional geographies or markets; (lix) research progress, including the development of programs; (lx) patient samples processed and billed; (lxi) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lxii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lxiii) other measures of performance selected by the plan administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Under the 2015 Plan, the plan administrator is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for a performance period in order to prevent the dilution or enlargement of the rights of participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the plan administrator’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the plan administrator is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the plan administrator is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments determined by the plan administrator.
Other Stock Awards.   The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Changes to Capital Structure.   In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (a) the class and maximum number of shares reserved for issuance under the 2015 Plan, (b) the class and maximum number of shares by which the share reserve may increase automatically each year, (c) the class and maximum number of shares that may be issued upon the exercise of ISOs, (d) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the 2015 Plan pursuant to Section 162(m) of the Code) (e) the class(es) and maximum number of securities that may be awards to any Non-Employee Director and (f) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.
Corporate Transactions.   In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
•
arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•
accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•
arrange for the lapse of any reacquisition or repurchase right held by us;

•
cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our plan administrator may deem appropriate; or

•
make a payment equal to the excess of  (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2015 Plan, a corporate transaction is generally the consummation of  (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change of Control.   The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. Under the 2015 Plan, a change of control is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of the Board of Directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board of Directors members or their approved successors.
Amendment and Termination.   Our Board of Directors has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted our 2015 Plan.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2015 Plan. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The 2015 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss. If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a restricted stock unit award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To conform to the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights
Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
Section 162 Limitations
Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of  $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
New Plan Benefits
2015 Plan
Name and position	Number of shares
Lawrence A. Kenyon, Chief Executive Officer and Chief Financial Officer	1,700,000(1)
Kenneth M. Bahrt M.D., Chief Medical Officer	—
Stephen J. McAndrew, Ph.D., Senior Vice President, Business Strategy & Development	—
All current executive officers as a group	1,700,000
All current directors who are not executive officers as a group	60,000(2)
All employees, including all current officers who are not executive officers, as a group	—

(1)
Awards granted under the 2015 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2015 Plan. However, as further described in our current report on Form 8-K filed on August, 1, 2018, Mr. Kenyon is eligible to be granted, subject to approval by our Board or the Compensation Committee, stock options for up to an aggregate of 1,700,000 shares of our common stock, which grants are subject to and will be made effective upon achievement of certain pre-defined corporate objectives, in each case subject to an additional four-year vesting schedule and accelerated vesting upon a change of control of the Company. Any such stock options will be granted under the 2015 Plan, as proposed to be amended, if this Proposal No. 3 is approved by our stockholders.

(2)
Awards granted under the 2015 Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2015 Plan. However, pursuant to our current compensation program for non-employee directors, each of our current non-employee directors is eligible to receive an annual grant of an option to purchase 15,000 shares of our common stock. On and after the date of the Annual Meeting, any such stock options will be granted under the 2015 Plan, as proposed to be amended, if this Proposal No. 3 is approved by our stockholders. Certain of our non-employee directors have waived their annual grant of options. For additional information regarding our current compensation program for non-employee directors, please see “Executive Compensation — Director Compensation — Non-Employee Director Compensation Policy” below.

2015 Plan Benefits
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2015 Plan through August 1, 2018:
2015 Plan
Name and position	Number of shares
Lawrence A. Kenyon, Chief Executive Officer and Chief Financial Officer	593,478
Kenneth M. Bahrt M.D., Chief Medical Officer	78,985
Stephen J. McAndrew, Ph.D., Senior Vice President, Business Strategy & Development	117,971
All current executive officers as a group	790,434
All current directors who are not executive officers as a group	653,043(1)
Each nominee for election as a director:
Lawrence A. Kenyon, Chief Executive Officer and Chief Financial Officer	593,748
Joe Thomas	25,000
Joerg Windisch, Ph.D.	25,000
Each associate of any director or executive officer	—
Each other person who received or is to receive 5% of rights under the 2015 Plan	—
All employees, including all current officers who are not executive officers, as a group

(1)
This amount includes 404,797 shares granted to Dr. Mohan in connection with is prior service as our Chief Executive Officer.

(2)
Mr. Thomas forfeited this grant and waived his annual grant of options under our non-employee director compensation policy.

Equity Compensation Plan Information
The following table provides information as of September 30, 2017 with respect to our equity compensation plans:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2011 Stock Incentive Plan	175,530	6.27(1)	—(2)
2015 Equity Incentive Plan	939,879	18.78(3)	1,214,309(4)
2016 Employee Stock Purchase Plan	—	—	289,855(5)
Equity compensation plans not approved by security holders:
None	—	—	—
Total	1,115,409		1,504,164

(1)
Represents the base price per outstanding performance stock unit, or PSU, awards at September 30, 2017.

(2)
Effective upon approval of the 2015 Equity Incentive Plan, no additional options or awards may be granted under the 2011 Stock Incentive Plan; all outstanding stock awards will continue to be governed by their existing terms.

(3)
Represents the weighted average grant date fair value of outstanding RSUs at September 30, 2017.

(4)
The number of shares of our common stock reserved for issuance under the 2015 Equity Incentive Plan will automatically increase on January 1st of each year, starting on January 1, 2017 and continuing through January 1, 2026, in an amount equal to the lesser of  (A) 3% of the total number of shares of our common stock outstanding on December 31st of the immediately preceding calendar year and (B) a number determined by our board of directors. Accordingly, on January 1, 2018, the number of shares reserved for issuance increased by 765,921 shares.

(5)
The number of shares of our common stock reserved for issuance under the 2016 Employee Stock Purchase Plan will automatically increase on January 1st each year, starting on January 1, 2017 and continuing through January 1, 2026, by the lesser of  (i) one percent (1%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 1,760,000 shares of our common stock and (iii) a number determined by our board of directors. Accordingly, on January 1, 2018, the number of shares reserved for issuance increased by 255,307 shares.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2018 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since October 2015. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to our company for the fiscal years ended September 30, 2017 and 2016 by KPMG LLP, our principal accountant.
	Fiscal Year Ended
	2017	2016
Audit Fees	$350,000	$350,000
Audit-related Fees	27,500	815,000
Tax Fees	31,504	87,000
Total Fees	$409,004	$1,252,000
Audit Fees.   This category consists of the annual audit of our consolidated financial statements and the interim reviews of the quarterly consolidated financial statements.
Audit-Related Fees.   This category consists of fees related to our initial public offering and services rendered in connection with our registration statements.
Tax Fees.   This category includes all fees associated with tax compliance, tax advice and tax planning work.
All Other Fees.   None.
Pre-Approval Policies and Procedures.
The Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent auditors, and pre-approve all audit services and all non-audit services of independent auditors permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of independent auditors to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has approved all audit and audit-related work covered by the audit fees, tax fees and all other fees.
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter at the annual meeting will be required to ratify the selection of KPMG LLP.
The Board of Directors Recommends
a Vote “For” Proposal 4.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of July 31, 2018, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership and total voting power are based on 72,198,468 shares of common stock and 58,735 shares of voting Series A-1 convertible preferred stock (representing approximately 8,879,780 votes on an as converted basis) outstanding as of July 31, 2018. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting, exercise or conversion of outstanding equity awards or preferred stock that are exercisable, subject to vesting or convertible within 60 days after July 31, 2018 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
As otherwise noted below, the address for persons listed in the table is c/o Oncobiologics, Inc., 7 Clarke Drive, Cranbury, New Jersey 08512.
	Common Stock		Series A-1 Preferred
Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class	% of Total Voting Power
Five Percent Stockholders (other than directors and officers):
GMS Tenshi Holdings Pte. Limited(1)	90,469,983	76.4%	58,735	100.0%	76.4%
Sabby Management, LLC(2)	4,794,455	6.5%	—	—	5.8%
Named Executive Officers and Directors:
Lawrence A. Kenyon, Director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Corporate Secretary(3)	45,574	*	—	—	*
Kenneth M. Bahrt, Chief Medical Officer	40,327	*	—	—	*
Stephen McAndrew, Ph.D., Senior Vice President, Business Strategy & Development	50,899	*	—	—	*
Randy Thurman, Executive Chairman of the Board	—	—	—	—	—
Yezan Haddadin, Director	—	—	—	—	—
Kurt J. Hilzinger, Director	35,385	*	—	—	*
Pankaj Mohan, Ph.D., Director(4)	8,097,372	11.2%	—	—	10.0%
Faisal G. Sukhtian, Director	—	—	—	—	—
Joe Thomas, Director	—	—	—	—	—
Joerg Windisch, Director	—	—	—	—	—
All executive officers and directors as a group (10 persons)	8,269,557	11.5%	—	—	10.2%

*
Represents less than one percent (1%).

(1)
Includes (a) 8,879,780 shares of common stock issuable upon conversion of 58,735 shares of Series A-1 Convertible Preferred Stock and (b) 37,262,820 shares of common stock issuable upon exercise of warrants. The Series A-1 Convertible Preferred Stock (which votes on an as-converted basis) and warrants are held directly by GMS Tenshi Holdings Pte. Limited, or GMS Tenshi. Tenshi Life Sciences Private Limited, or Tenshi, a private investment vehicle controlled by Arun Kumar Pillai, or Kumar, and GMS Pharma (Singapore) Pte. Limited, or GMS Pharma, a private investment company and wholly-owned subsidiary of GMS Holdings, a private investment company, or GMS Holdings, are the 50:50 beneficial owners of GMS Tenshi, in which each of Tenshi and GMS Pharma owns 50% of the outstanding voting shares. Kumar, a natural person, is the holder of a controlling interest in Tenshi. Ghiath M. Sukhtian, or Sukhtian, a natural person, is the holder of a controlling interest in GMS Holdings, which is the holder of a controlling interest in GMS Pharma. The principal office address of Kumar is #30, “Galaxy”, 1st Main, J.P. Nagar, 3rd Phase, Bangalore, India 560078. The principal office address of Sukhtian is Zahran Street, 7th Circle Zahran Plaza Building, 4th Floor P.O. Box 142904, Amman, Jordan 11844.

(2)
Includes (i) 3,306,440 shares of common stock held directly by Sabby Healthcare Master Fund, Ltd., a Cayman Islands exempted company, or SHMF, (ii) 298,515 shares of common stock held directly by Sabby Volatility Warrant Master Fund, Ltd., a Cayman Islands exempted company, or SVWMF, (iii) 1,070,550 shares of common stock issuable upon exercise of warrants held directly by SHMF received in our senior secured note financing and (iv) 118,950 shares of common stock issuable upon the exercise of warrants held by SVWMF received in our senior secured note financing. Sabby Management, LLC, a Delaware limited liability company serves as the investment manager of SHMF and SVWMF. Hal Mintz is manager of Sabby Management. Each of Sabby Management and Mr. Mintz may be deemed to beneficially own the shares held by SHMF and SVWMF by virtue of such relationships, but each disclaims beneficial ownership except to the extent of any pecuniary interest in such shares. The address of each of Sabby Management and Mr. Mintz is c/o Sabby Management, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

(3)
Includes 21,739 shares issuable upon vesting and settlement of restricted stock unit, or RSU, awards held by Mr. Kenyon.

(4)
Includes (i) 39,405 shares held directly by Dr. Mohan’s child, (ii) 492,753 shares held directly by Dr. Mohan’s spouse, and (iii) 86,956 shares held in a family trust for which Dr. Mohan’s spouse serves as trustee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of July 31, 2018. Biographical information for Lawrence A. Kenyon, is included in Proposal No. 1.
Name	Age	Position(s)
Lawrence A. Kenyon	53	Director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Corporate Secretary
Kenneth M. Bahrt, M.D.	65	Chief Medical Officer
Stephen J. McAndrew, Ph.D.	64	Senior Vice President, Business Strategy & Development
Kenneth M. Bahrt, M.D.   Dr. Bahrt has served as our Chief Medical Officer since June 2015. Prior to joining us, from February 2014 to May 2015, Dr. Bahrt served as the Vice President of U.S. Medical Affairs at NPS Pharmaceuticals, Inc., a biopharmaceutical company. From August 2011 to January 2014, Dr. Bahrt served as Senior Vice President and Chief Medical Officer at Savient Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, from September 2009 to August 2011, Dr. Bahrt served as the Therapeutic Head of Immunology Medical Affairs at Genentech, Inc. From July 2007 to September 2009, Dr. Bahrt served as the Global Medical Director for Immunology at Hoffman-La Roche, a Swiss healthcare company. Prior to this, Dr. Bahrt held positions of increasing responsibility at Bristol Myers Squibb, Pfizer, and Daiichi. Prior to joining the pharmaceutical industry, Dr. Bahrt was in clinical practice. Dr. Bahrt is a board-certified Internist and Rheumatologist and a Fellow of the American College of Rheumatology. Dr. Bahrt received an M.D. from Hahnemann University and a Bachelor’s degree in Biology from Muhlenberg College.
Stephen J. McAndrew, Ph.D.   Dr. McAndrew served initially as our Vice President of Business Development from February 2012 through March 2014, and as our Senior Vice President, Business Strategy & Development since March 2014. Prior to joining our company, from March 2011 to February 2012, Dr. McAndrew served as the President of SJM BioPharm Consulting, a biopharmaceutical consulting company. From December 2009 to March 2011, Dr. McAndrew served as Vice President of Scientific Commercial Development at Taconic Biosciences, Inc., a contract research and biotechnology company, and from August 2007 to December 2009, Dr. McAndrew served as Vice President of Business Development at Caliper Life Sciences, Inc., a biotechnology company. Prior to that, from January 2004 to August 2007, Dr. McAndrew served as Vice President of Business Development at Xenogen Biosciences Corporation, a provider of in vivo drug discovery services. From January 2001 to December 2003, Dr. McAndrew served as Vice President of Pharmaceutical Business Development at Lexicon Pharmaceuticals, Inc., a biopharmaceutical drug-development company. Prior to that, from March 1993 to December 2001, Dr. McAndrew served in various positions of increasing responsibility at Bristol-Myers Squibb Company, including as Director of Biotechnology Licensing. Dr. McAndrew received a Ph.D. in Cellular and Molecular Biology from Ohio University, an M.S. in Molecular Genetics from the State University of New York at Albany and a B.S. from the State University of New York at Oswego.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the information as to compensation paid to or earned (i) by our chief executive officer during fiscal 2017 and (ii) our two most highly compensated executive officers other than our chief executive officer who were serving as executive officers as of September 30, 2017, the last day of our most recently completed fiscal year. These individuals are referred to as our named executive officers. As none of our named executive officers received any stock awards, non-equity incentive plan compensation or nonqualified deferred compensation earnings during the years ended September 30, 2017 and 2016, we have omitted those columns from the table.
Summary Compensation Table for Fiscal 2017
Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Plan Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Pankaj Mohan, Ph.D.(1) Director, former Chairman, President and former Chief Executive Officer	2017	490,000	—	555,942	31,610	1,077,551
	2016	369,926	990,000	11,787,997	26,658	13,174,581
Lawrence A. Kenyon(2) Director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Corporate Secretary	2017	350,000	100,000	128,065	16,940	595,005
	2016	309,359	—	1,262,992	17,727	1,590,078
Kenneth M. Bahrt, M.D. Chief Medical Officer	2017	400,000	100,000	108,209	21,469	629,678
	2016	310,202	—	80,040	22,174	412,416

(1)
Dr. Mohan resigned as Chairman and Chief Executive Officer in June 2018.

(2)
Mr. Kenyon was appointed Interim Chief Executive Officer in June 2018 and later appointed Director, Chief Executive Officer and President in August 2018.

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of RSU awards granted computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the named executive officer upon the vesting and settlement of the RSUs. For a discussion of the assumptions used in determining the fair value of awards of RSUs in the above table and other additional information on the RSUs granted, see Notes 3 and 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 29, 2017.

(4)
Amounts in this column reflect the payment of term life and disability insurance premiums, along with 401(k) matching contributions. All of these benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees. We also reimbursed Dr. Mohan for cell phone expenses.

Agreements with our Named Executive Officers
Below are written descriptions of our employment arrangements with our named executive officers.
Dr. Mohan.   We initially entered into an employment agreement with Dr. Mohan for full-time services in January 2011 setting forth the terms of his employment as Chief Executive Officer. Pursuant to the original agreement, Dr. Mohan was entitled to an initial annual base salary of  $230,000 upon his commencement of full time services with us and an increased annual base salary of  $290,000 after the initiation of revenue, an annual discretionary bonus equal to the greater of 8% of EBITDA during a fiscal year or 33% of the total incentive pay pool allocated to company employees and directors with respect to a fiscal year, and reimbursement for an automobile down payment, allowance and expenses. We also agreed to pay all premiums associated with Dr. Mohan’s health insurance. The term of Dr. Mohan’s original employment agreement was to have continued until the earlier of a sale of our company, our initial public offering of stock, or another similar liquidity event with respect to our company. Dr. Mohan’s original employment agreement provided that we could have terminated Dr. Mohan’s employment with us and the term of the agreement at any time (i) with cause, (ii) without cause on thirty (30) days written notice, or (iii) due to Dr. Mohan’s disability upon written notice to Dr. Mohan. Dr. Mohan could have terminated his employment with us and the term of the employment agreement at any time (i) with good reason upon written notice, or (ii) without good reason upon thirty (30) days written notice. Dr. Mohan’s employment with us and his original employment agreement would have automatically terminated upon his death or the end of the term of the agreement. Dr. Mohan was also entitled to certain severance and change in control benefits pursuant to this agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
On February 22, 2016, we entered into a new employment agreement with Dr. Mohan that took effect in connection with our initial public offering. Under Dr. Mohan’s new employment agreement, Dr. Mohan was entitled to an initial annual base salary of  $490,000, was eligible to receive an annual performance bonus of up to 50% of his annual base salary as determined by our board of directors, and was also eligible for reimbursement for an automobile down payment and expenses. Dr. Mohan was also entitled to a one-time lump sum performance bonus of  $990,000, which was contingent upon the closing of our initial public offering. Dr. Mohan was employed by and performing services for us on a full-time basis through his June 2018 resignation. His employment agreement did not have a specified term and his employment could have been terminated by us or by Dr. Mohan at any time, with or without cause. Dr. Mohan was also entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.” Dr. Mohan resigned as Chairman and Chief Executive Officer in June 2018, and entered into a separation and release agreement and a consulting agreement in July 2018 in connection therewith. The terms of his separation and release agreement are described below under “— Potential Payments upon Termination or Change of Control.” The terms of his consulting agreement are described under “Transactions with Related Persons — Certain Related-Person Transactions.”
Mr. Kenyon.   We entered into an employment offer letter agreement with Mr. Kenyon for full-time services on an at-will basis in August 2015 setting forth the terms of his employment. Pursuant to that agreement, Mr. Kenyon was entitled to an initial annual base salary of  $280,000, a target annual discretionary bonus equal to $120,000 and the grant of 43,478 RSUs that vest over a four-year period subject to Mr. Kenyon’s continued service with us. His employment offer letter agreement did not have a specified term and his employment could have been terminated by us or Mr. Kenyon at any time, with or without cause. Mr. Kenyon was not entitled to any additional compensation or benefits under his employment offer letter agreement upon termination of his employment or a change of control.
In February 2016, we entered into a new employment agreement with Mr. Kenyon that took effect in connection with our initial public offering. Under Mr. Kenyon’s February 2016 employment agreement, Mr. Kenyon is entitled to an annual base salary and is eligible to receive an annual performance bonus as determined by our board of directors. These amounts were initially $350,000 and 40%, however, in connection with his August 2018 appointment as our Chief Executive Officer and President, our Compensation Committee increased his base salary to $425,000 and set his annual performance bonus at up to 50% of his base salary as determined by our board, with such increases having retroactive effect to June 18, 2018 when he was appointed Interim Chief Executive Officer. Mr. Kenyon is currently employed by and performing services for us on a full-time basis. His employment agreement does not have a specified term and his employment may be terminated by us or by Mr. Kenyon at any time, with or without cause. Mr. Kenyon is additionally entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.” These severance and change in control benefits were not modified in connection with his August 2018 appointment as our Chief Executive Officer and President.
Dr. Bahrt.   We entered into an employment offer letter agreement with Dr. Bahrt for full-time services on an at-will basis in June 2015 setting forth the terms of his employment. Pursuant to that agreement, Dr. Bahrt was entitled to an initial annual base salary of  $250,000, a target annual discretionary bonus equal to 40% of his annual base salary in the event that sufficient revenue was generated and the grant of 28,985 RSUs that vest over a four-year period subject to Dr. Bahrt’s continued service with us. His employment offer letter agreement did not have a specified term and his employment could have been terminated by us or Dr. Bahrt at any time, with or without cause. Dr. Bahrt was not entitled to any additional compensation or benefits under his employment offer letter agreement upon termination of his employment or a change of control.
In February 2016, we entered into a new employment agreement with Dr. Bahrt that took effect in connection with our initial public offering. Under Dr. Bahrt’s new employment agreement, Dr. Bahrt is entitled to an initial annual base salary of  $400,000 and is eligible to receive an annual performance bonus of up to 40% of his annual base salary as determined by our board of directors. Dr. Bahrt is currently employed by and performing services for us on a full-time basis. His employment agreement does not have a specified term and his employment may be terminated by us or by Dr. Bahrt at any time, with or without cause. Dr. Bahrt is also entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.
Dr. Mohan.   Pursuant to Dr. Mohan’s employment agreement that took effect in connection with our initial public offering, if he had been terminated without cause or if he resigned for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and a proprietary information, inventions, non-solicitation and non-competition agreement, or PIIA, he would have been entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested equity awards, and reimbursement of expenses owed to him through the date of his termination.
Pursuant to the employment agreement, if Dr. Mohan’s employment was terminated by us or any successor entity (provided such successor entity either assumes Dr. Mohan’s equity awards or substitutes similar equity awards) without cause or if he resigned for good reason within two months prior to or within 12 months following a change in control (as defined in the 2015 Equity Incentive Plan, or the 2015 Plan,), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he would have been entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, 100% of his then unvested equity awards shall become fully vested.
Dr. Mohan resigned in June 2018 and in connection therewith, he entered into a separation and release agreement, effective on July 10, 2018, providing for, as severance, his current base salary ($490,000). Pursuant to the agreement, he will also receive a target cash bonus of  $245,000, payable in two installments, 50% within 10 business days of effectiveness of the agreement and 50% no later than January 4, 2019. Dr. Mohan will receive 12 months of COBRA reimbursement. He also agreed to non-solicit and non-compete covenants, as well as executed a general release of claims in connection therewith.
Mr. Kenyon.   Pursuant to Mr. Kenyon’s employment agreement that took effect in connection with our initial public offering, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 12 months following the termination, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested equity awards, and reimbursement of expenses owed to him through the date of his termination.

Pursuant to the employment agreement, if Mr. Kenyon’s employment is terminated by us or any successor entity (provided such successor entity either assumes Mr. Kenyon’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the 2015 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 12 months, 100% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, 100% of his then unvested equity awards shall become fully vested.
Dr. Bahrt.   Pursuant to Dr. Bahrt’s employment agreement that took effect in connection with our initial public offering, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 12 months following the termination, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested equity awards, and reimbursement of expenses owed to him through the date of his termination.
Pursuant to the employment agreement, if Dr. Bahrt’s employment is terminated by us or any successor entity (provided such successor entity either assumes Dr. Bahrt’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the 2015 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 12 months, 100% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, 100% of his then unvested equity awards shall become fully vested.
For purposes of Dr. Mohan’s, Mr. Kenyon’s and Dr. Bahrt’s employment agreements:
•
“cause” generally means, (i) a material breach of any covenant or condition under the employment agreement or any other agreement between us and the named executive; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any of our policies or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive from us; (vi) negligence or incompetence in the performance of the named executive’s duties or failure to perform such duties in a manner satisfactory to us after the expiration of 10 days without cure after written notice of such failure; or (vii) breach of fiduciary duty.

•
“good reason” means the occurrence, without the named executive’s consent, of any of the following events: (i) a material reduction in the named executive’s base salary under the employment agreement of at least 25%; (ii) a material breach of the employment agreement by us; (iii) a material reduction in the named executive’s duties, authority and responsibilities relative to his or her duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of the named executive’s principal place of employment in a manner that lengthens his or her one-way commute distance by 50 or more miles from his or her then-current principal place of employment immediately prior to such relocation; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) the named executive first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) the named executive voluntarily terminates his or her employment within 30 days after the end of 30-day cure period.

Outstanding Equity Awards At Fiscal Year End
The following table sets forth certain information regarding equity awards granted to our named executive officers that were outstanding as of September 30, 2017.
		Stock Awards(1)
	Grant Date	Number of Share or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Pankaj Mohan, Ph.D.	12/31/2015	202,899	$277,972
Lawrence A. Kenyon	12/31/2015	43,478(2)	59,565
Lawrence A. Kenyon	12/21/2016	50,000(3)	68,500
Kenneth M. Bahrt M.D.	6/22/2015	28,985(4)	39,709
Kenneth M. Bahrt M.D.	12/21/2016	50,000(3)	68,500

(1)
All of the outstanding stock awards as of September 30, 2017 are RSUs that were granted under and subject to the terms of the 2015 Equity Incentive Plan. None of our named executive officers held any other stock awards at the end of 2017. Except as otherwise indicated, each RSU award is subject to performance-based and time-based vesting, subject to the executive’s continuous service with us through the time-based vesting dates and the potential vesting acceleration of the time-based vesting conditions upon a change in control and certain terminations of employment. Each RSU represents the right to receive, at settlement one share of our common stock.

(2)
The RSUs satisfied the performance-based vesting restrictions on the date that was six months following the effective date of the registration statement on Form S-1 (File No. 333-209011). Of these RSUs, 50% will satisfy the time-based vesting restrictions on each of September 15, 2018 and 2019, subject to Mr. Kenyon’s continuous service with us through such dates; provided that 100% of the shares underlying the RSU will satisfy the time-based vesting restrictions upon the occurrence of a change in control, subject to Mr. Kenyon’s continuous service with us through such date.

(3)
The shares underlying this RSU originally vested in two equal installments on each of December 21, 2017 and December 21, 2018, in each case subject to the holder’s continuous service with us through each such date. In addition, 100% of the shares underlying the RSU will satisfy the time-based vesting restrictions upon the occurrence of a change of control, subject to the holder’s continued service through such event. In December 2017, our compensation committee accelerated the vesting of these RSUs such that they vested in full on December 21, 2017.

(4)
The RSUs satisfied the performance-based vesting restrictions on the date that was six months following the effective date of the registration statement on Form S-1 (File No. 333-209011). Of these RSUs, 50% will satisfy the time-based vesting restrictions on each of June 22, 2018 and 2019, subject to Dr. Bahrt’s continuous service with us through such dates; provided that 100% of the shares underlying the RSU will satisfy the time-based vesting restrictions upon the occurrence of a change in control, subject to Dr. Bahrt’s continuous service with us through such date.

Director Compensation
The following table sets forth information concerning the compensation earned for service on our board of directors by our directors during the year ended September 30, 2017. Dr. Mohan, our former President and Chief Executive Officer, was also Chairman of our board but he did not receive any additional compensation for service as a director. Dr. Mohan’s compensation as an executive officer is set forth under “Executive Compensation — Summary Compensation Table.” None of our directors received any compensation other than cash fees during the fiscal year ended September 30, 2017, accordingly, we have omitted those columns from the table below.
Name	Fees Earned or Paid in Cash(1) ($)	Total ($)
Todd C. Brady, M.D., Ph.D.(3)	57,596	57,596
Scott Canute	50,000	50,000
Albert Dyrness(3)	51,500	51,500
Donald J. Griffith(2)	33,193	33,193
Kurt Hilzinger	62,500	62,500
Robin Smith Hoke(2)	44,573	44,573
Faisal G. Sukhtian(4)	—	—
Joe Thomas(4)	—	—

(1)
Represents the annual cash fees pursuant to our non-employee director compensation policy, which took effect in connection with our May 2016 initial public offering.

(2)
Mr. Griffith and Ms. Hoke each resigned from our Board effective September 11, 2017.

(3)
Dr. Brady and Mr. Dyrness each resigned from our Board effective October 30, 2017.

(4)
Board service commenced effective September 2017, and no fees were paid during the fiscal year ended September 30, 2017. Messrs. Sukhtian and Thomas have waived their right to cash compensation for their services as directors of our company. Mr. Haddadin, who joined our Board effective October 2017 and served through March 2018, before rejoining the Board in April 2018, and Mr. Albrecht, who joined our Board effective October 2017 and served through April 2018, each similarly waived his right to cash compensation for services as directors of our company.

Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive compensation for service on our board of directors and committees of our board of directors. This non-employee director compensation policy took effect in connection with our initial public offering.
Equity Compensation
Initial Grant
Each new non-employee director who joins our board of directors is granted a non-statutory stock option to purchase 25,000 shares of common stock under the 2015 Plan, which option vests annually over three years from the grant date, subject to continued service as a director through the applicable vesting date. Messrs. Albrecht, Haddadin, Sukhtian and Thomas waived their initial equity grants.
Annual Grant
On the date of each annual meeting of our stockholders, each current non-employee director is granted an annual non-statutory stock option to purchase 15,000 shares of common stock under the 2015 Plan, which option vests on the first anniversary of the grant date, subject to continued service as a director though the applicable vesting date. Messrs. Albrecht, Haddadin, Sukhtian and Thomas have waived their annual equity grants.

The exercise price per share of each stock option granted under the non-employee director compensation policy is equal to the fair market value of a share of our common stock, as determined in accordance with the 2015 Plan, on the date of the option grant. Each stock option has a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.
Cash Compensation
Each non-employee director receives an annual cash retainer of  $35,000 for serving on our board of directors. The chairperson of our board of directors, if not an employee, receives an additional annual cash retainer of  $30,000. In the event that the chairperson is an employee and the board of directors appoints a lead independent director, that director will receive the additional annual cash retainer otherwise payable to the chairperson. On May 19, 2017, our board of directors appointed Dr. Brady as lead independent director, a position he held until his October 2017 resignation.
The chairperson and members of the three principal standing committees of our board of directors are entitled to the following annual cash retainers:
Board Committee	Chairperson Fee ($)	Member Fee ($)
Audit Committee	15,000	7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Fees are cumulative such that the chairperson receives both the chairperson fee and the member fee. All annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. Messrs. Albrecht, Haddadin, Sukhtian and Thomas have waived all cash compensation for service as a non-employee director.
Following Dr. Mohan’s resignation as Chairman and Chief Executive Officer, our Board appointed Randy Thurman as Executive Chairman. In this capacity, Mr. Thurman is entitled to additional cash compensation of  $10,000 per month, paid in arrears and pro rata for any partial month, and received a one-time equity award of stock options to acquire 100,000 shares of our common stock, which vest annually over a three-year period.

TRANSACTIONS WITH RELATED PERSONS
Certain Related-Person Transactions
The following is a summary of transactions since October 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of  (x) $120,000 or (y) 1% of our total assets at September 30, 2016 or 2017, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the sections titled “Executive Compensation” and “Director Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers, former executive officers, and stockholders.
Financings
Common Stock
Mezzanine Financings
In December 2015 and January 2016, we issued and sold an aggregate of 573,388 shares of our common stock to 19 accredited investors at a purchase price of  $29.05 per share, for aggregate net proceeds of approximately $16.6 million. These investors became party to the Strides investors’ rights agreement, as amended, and the co-sale agreement, as amended.
The foregoing mezzanine financings include the issuance and sale to Proximare Lifesciences Fund LLC, a New Jersey single purpose fund, of an aggregate of 197,003 shares of our common stock at a purchase price of  $25.79 per share, for aggregate gross proceeds of approximately $5.1 million, and the issuance and sale to Proximare Lifesciences Fund 2 LLC, a New Jersey single purpose fund, an aggregate of 172,121 shares of our common stock at a purchase price of  $29.05 per share, for aggregate gross proceeds of approximately $5.0 million. Three members of our board, current director, Mr. Hilzinger, and former directors, Mr. Canute and Ms. Hoke, invested an aggregate of  $2.0 million in our company through investments in these funds. Following the completion of our initial public offering and pursuant to the documents governing such funds, these individuals received shares of our common stock and warrants pro rata to their investments in such funds upon distribution of all of the shares of our common stock and warrants held by such funds as follows: Mr. Canute, 57,408 shares, 37,315 warrants; Mr. Hilzinger, 18,518 shares, 12,036 warrants; Ms. Hoke, 1,939 shares, 1,260 warrants.
Series A Redeemable Preferred Stock
In October 2015, upon our reincorporation in Delaware, each outstanding share of our Series A redeemable preferred stock held by holders that did not elect to participate in share buyback conducted in June 2014 converted into and became approximately 289 shares of common stock and approximately 1.4035 shares of Series A preferred stock. Accordingly, the following related parties received such shares upon conversion of the following amounts of our Series A redeemable preferred stock held by them:
Related Party	# of Shares of Series A Redeemable Preferred Stock Converted	# of Shares of Common Stock Received Upon Conversion	# of Shares of DE Series A Preferred Stock Received Upon Conversion
Mr. Canute	250 shares	72,463 shares	351 shares
Dr. Brady	100 shares	28,985 shares	141 shares
Dr. Mohan’s immediate family	150 shares	43,478 shares	212 shares
Mr. Gangloff’s immediate family	55 shares	15,942 shares	79 shares
Mr. Griffith’s immediate family	35 shares	10,144 shares	50 shares

Loans and Guarantees
In March 2015, Mr. Canute, a former member of our board of directors, extended a short-term loan to our company of  $1,000,000. Accordingly, we issued a promissory note to Mr. Canute for the principal amount of  $1,000,000, which note bore the stated interest at a rate of 2% per month, with a stated maturity date of June 20, 2015. This note was repaid in full in October 2015 and is no longer outstanding.
Our former Chairman, President and Chief Executive Officer, current director, Dr. Mohan, personally guaranteed our outstanding bank loans, as well as one of our equipment financing leases. In addition, since founding our company, Dr. Mohan has regularly extended short-term interest-free loans to our company, and deferred payment of his compensation (both salary and bonuses) in order to address our liquidity needs. As of September 30, 2015, amounts owed to Dr. Mohan amounted to $117,506. We did not accrue any interest on amounts owed to Dr. Mohan with respect to the loans and all outstanding amounts have been repaid in full.
In October, November and December 2016, we issued an aggregate of  $1.85 million of unsecured promissory notes to various accredited investors. These notes had a stated interest rate of 15% per year, and a one-year maturity. Former directors, Messrs. Canute and Dyrness and one of our, at the time, significant stockholders, Sabby Healthcare Master Fund, Ltd., or Sabby, acquired such notes, which had an aggregate principal amount of  $350,000, $50,000 and $500,000, respectively. All of these notes were exchanged in our December 2016 financing described below.
On December 22, 2016, we entered into a Note and Warrant Purchase Agreement with the accredited investors named therein, which included former directors, Messrs. Canute and Dyrness, and Sabby and its affiliates, providing for the issuance and sale of up to $10.0 million of senior secured promissory notes, which bear interest at a rate of 5.0% per year and mature December 22, 2017 and warrants to acquire an aggregate 2.3 million shares of our common stock. The warrants have a five-year term and an exercise price of  $3.00 per share. We closed the initial sale and purchase of the notes and warrants on December 22, 2016, issuing $8.35 million aggregate principal amount of notes and warrants to acquire an aggregate 1,920,500 shares of our common stock in exchange for $6.5 million of cash and an aggregate of  $1.85 million of existing unsecured bridge notes issued in October, November and December 2016. These included the $900,000 aggregate principal amount of notes held by Messrs. Canute and Dyrness and Sabby. We closed the sale of the remaining $1.65 million of additional notes and warrants to acquire up to an additional 379,500 shares of our common stock in January 2017. Under the agreement, we agreed to customary negative covenants restricting our ability to repay indebtedness to officers, pay dividends to stockholders, repay or incur other indebtedness other than as permitted, grant or suffer to exist a security interest in any of our assets, other than as permitted, or enter into any transactions with affiliates. In addition to the negative covenants in the agreement, the notes include customary events of default. In connection with the closing of the initial sale of the notes and warrants, we entered into a Security Agreement and an Intellectual Property Security Agreement, each dated December 22, 2016, granting the holders of the notes a security interest in all of our assets.
On April 13, 2017, we entered into the First Amendment to the Note and Warrant Purchase Agreement, or the Amendment, with the required holders of our outstanding senior secured promissory notes named therein. The primary purpose of the Amendment was to increase the amount of notes, which bear interest at a rate of 5% per annum and mature on December 22, 2017, from $10.0 million to $15.0 million, permit the issuance of additional warrants (which have a 5-year term and an exercise price of $3.00 per share) to acquire an aggregate 1,665,000 shares of its common stock in connection therewith. In connection with the Amendment, we issued an additional $3.5 million in note principal and warrants to acquire an aggregate 1,165,000 shares of common stock. On May 31, 2017, we issued the remaining $1.5 million in note principal and warrants to acquire 499,500 shares of common stock.
In connection with the September 2017 private placement to GMS Tenshi, described in more detail below, we entered into a Note, Warrant and Registration Rights Amendment and Waiver, pursuant to which the senior secured noteholders agreed to, among other items, waive certain events of default that may be deemed to have occurred and waive past non-compliance with certain registration rights of the senior secured noteholders, as well as extend the maturity date of the senior secured notes to the later to occur of (x) December 22, 2018 and (y) one year following the second closing under the GMS Tenshi Purchase Agreement, as defined below.

Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements with certain of our executive officers in connection with their employment. For more information regarding the executives’ arrangements, see the section titled “Executive Compensation — Agreements with Our Named Executive Officers.”
We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors.
Performance Stock Units
We previously granted our employees PSUs. The PSUs as issued were subject to time-based vesting, with 50% of the award vesting three-years after the original grant date, and the remaining 50% vesting four-years after the grant date and were to be settled in cash. The PSUs may only be exercised during their 10-year term on or following the achievement of specified performance conditions, including the occurrence of a change in control, or, subject to the discretion of our board of directors, our achieving an enterprise value of at least $400 million. In addition, PSUs may be subject to additional acceleration of time-based vesting restrictions upon certain termination and change in control events. On June 22, 2015, in connection with his employment with us, we granted Dr. Bahrt, our Chief Medical Officer, 28,985 PSUs on the terms noted above.
In December 2015, current officers, Drs. Bahrt and McAndrew, and former officers, Ms. Yamashita and Mr. Gangloff and our former director, Mr. Griffith, forfeited their PSUs and were granted RSUs under our 2015 Plan. The RSUs granted to Messrs. Gangloff and Griffith satisfied the performance-based vesting restrictions six months following the effective date of the registration statement for our initial public offering. The RSUs granted to Drs. Bahrt and McAndrew and Ms. Yamashita are subject to the same performance-based vesting restrictions but are also subject to additional time-based vesting restrictions, with 50% of their RSUs satisfying the time-based vesting restrictions on each of the third and fourth anniversaries of their original hire dates, subject to their continuous service with us through the applicable dates. The time-based vesting restrictions will be satisfied upon a change in control of our company, provided the executive remains in continuous service with us through such date.
Mohan Consulting Agreement
Following Dr. Mohan’s resignation as Chairman of our board of directors and as our Company’s Chief Executive Officer, on July 2, 2018, we entered into a consultant agreement with Dr. Mohan. Under the agreement, Dr. Mohan agreed to a six-month consulting arrangement, pursuant to which he will be paid at 50% of his base salary prior to his resignation, and will be focused on the ONS-5010 development program. Such consultant arrangement may be extended as mutually agreed by the our Company and Dr. Mohan or terminated early in accordance with the terms.
Parilis Biopharmaceuticals, LLC
In September 2015, we terminated the license and business development agreements with our former subsidiary, Parilis Biopharmaceuticals, LLC, or Parilis, of which we were the sole member, and reached agreement with the remaining holders of outstanding Series A and Series A Hybrid Units of Parilis to exchange their securities for securities in our company. These holders included Dr. Brady, a former director of our company. Accordingly, in September 2015, we entered into an exchange and release agreement pursuant to which they received an aggregate of 226,663 shares of our common stock and an aggregate of 1,626 shares of our Series A preferred stock effective upon our reincorporation in Delaware in October 2015. Accordingly, in October 2015, Dr. Brady received an aggregate of 28,985 shares of our common stock and 257 shares of our Series A preferred stock in exchange for his 200 Series A Units of Parilis.
Sonnet Biotherapeutics, Inc.
In April 2015, we spun-off certain assets unrelated to our biosimilar business through a pro rata distribution to our stockholders. Accordingly, we entered into a contribution agreement with a newly-formed entity, Sonnet Biotherapeutics, Inc., or Sonnet, pursuant to which we contributed certain assets relating to our innovation business to Sonnet in exchange for these assets. We then immediately distributed all the issued and outstanding shares of Sonnet common stock to our stockholders on a pro rata basis, which stockholders included our executive officers, directors and holders of more than 5% of our outstanding capital stock. Accordingly, immediately following the distribution, the stockholders of Sonnet were identical to our stockholders as of April 6, 2015.
We continued to provide funding and certain services and assistance to Sonnet for a transition period that ran from the spin-off date through September 2015, including the transfer of nine of our employees who had been involved in Sonnet’s business to Sonnet. In October 2015, Sonnet issued us a promissory note for the principal amount of  $826,561, which reflects the funding we have provided them through September 30, 2015. This note bore interest at the annual rate of 3%. During the year ended September 30, 2016, Sonnet repaid the full balance of the promissory note.
During the three months ended June 30, 2018, we negotiated a contract with Sonnet to provide contract development and manufacturing, or CDMO, services for a fee. The gross contract value is estimated to be approximately $5.14 million, if all milestones are met. Additionally, in order to provide services to Sonnet and other potential CDMO customers, in November 2017, we acquired additional laboratory and office equipment from Sonnet with a value of approximately $115,000 and during the nine months ended June 30, 2018, assumed leases of approximately $201,000 for equipment necessary for the planned expansion of the Company’s development and manufacturing facilities. Such leases were personally guaranteed by Dr. Mohan, our former Chairman and Chief Executive Officer and current Class III director.
Dr. Mohan and Mr. Griffith are members of the board of directors of Sonnet. In addition, Dr. Mohan is Executive Chairman and Mr. Griffith is the President, Chief Executive Officer and Chief Financial Officer of Sonnet.
Concurrent Private Placement
Sabby, a then significant stockholder, purchased approximately $5.0 million of our units at the initial public offering price (or 833,332 units based on the initial public offering price of  $6.00 per unit) in a private placement that closed concurrently with our initial public offering. The units sold in the proposed concurrent private placement were not registered under the Securities Act. We paid the underwriters as placement agents in the private placement an aggregate cash fee equal to 7.0% of the gross sales price of the units sold. The closing of the private placement was contingent upon, and occurred concurrently with, the closing of our initial public offering.
Investors’ Rights Agreement
In connection with our common stock financings, we entered into an investors’ rights agreement containing registration rights, among other things, with certain holders of our common stock. On April 26, 2016, we amended the investors’ rights agreement and agreed, under certain circumstances, to issue certain of the investors upon the closing of our initial public offering three-year warrants to purchase an aggregate of 1,520,268 shares of our common stock at $0.01 per share. The registration rights granted under the investors’ rights agreement will terminate upon the closing of a qualified liquidation event and at such time as a particular stockholder is able to sell all of its shares pursuant to Rule 144 of the Securities Act.
GMS Tenshi Holdings Pte. Limited
Private Placement — September 2017
In September 2017, we entered into a purchase agreement with GMS Tenshi pursuant to which GMS Tenshi agreed to purchase, in a private placement, 250,000 shares of our newly-created Series A Convertible Preferred Stock, or the Series A Convertible, for $25.0 million and warrants to acquire an aggregate 16,750,000 shares of our common stock. The Series A Convertible was initially convertible into 37,795,948 shares of our common stock. We completed the initial sale of 32,628 shares of Series A Convertible for $3.3 million in September 2017, and in October 2017, we consummated the sale of the remaining 217,372 shares of Series A Convertible for $21.7 million.

In connection with the September 2017 private placement to GMS Tenshi, we entered into an investor rights agreement with GMS Tenshi pursuant to which GMS Tenshi received certain demand and piggyback registration rights with respect to the shares of our common stock issuable upon the conversion of the Series A Convertible and the warrants. Additionally, we agreed to appoint up to four new directors to be designated by GMS Tenshi, such that GMS Tenshi’s designees represent a majority of our board of directors. So long as GMS Tenshi maintains beneficial ownership of at least 5% of our company’s outstanding common stock, it shall be entitled to nominate directors to our board of directors in proportion its ownership stake in our company. So long as GMS Tenshi maintains beneficial ownership of at least 50% but less than or equal to 57% of our company, it shall be entitled to nominate a majority of the directors for election to our board of directors.
Also in connection with the September 2017 private placement to GMS Tenshi, we entered into a joint development and licensing agreement with GMS Tenshi providing for the development and commercialization of ONS-3010 and ONS-1045 biosimilar product candidates in emerging markets, but explicitly excluding major developed markets, such as the United States, Canada, Europe, Japan, Australia and New Zealand and smaller markets where we have existing licensing agreements, including Mexico, greater China and India. In exchange for granting GMS Tenshi a perpetual, irrevocable, exclusive, sublicensable license in the agreed territory for research, development, manufacture, use or sale of ONS-3010 and ONS-1045 biosimilar product candidates, GMS Tenshi made a signing payment of  $50,000, and an additional payment of  $2.45 million upon the initial sale of the Series A Convertible under the purchase agreement. We may receive up to an additional $2.5 million milestone payments under the agreement for each licensed product upon achievement of certain net profit thresholds. We agreed with GMS Tenshi to share net profits based on sales of licensed products in the agreed territory, in proportions weighed in GMS Tenshi’s favor, subject to adjustment as provided in the agreement. The agreement superseded and replaced a strategic licensing agreement dated July 25, 2017 by and between our company and GMS Tenshi pursuant to which we received an aggregate $2.5 million in payments.
May 2018 Private Placement Offering
In May 2018, we entered into a purchase agreement with GMS Tenshi pursuant to which GMS Tenshi agreed to purchase, in a private placement, 12,754,767 shares of common stock and warrants to acquire an aggregate 20,512,820 shares of our common stock for $15.0 million in two tranches. We completed the sale of the first tranche of 6,377,383 shares of common stock and warrants to acquire an aggregate 10,256,410 shares of our common stock for $7.5 million in May 2018. In June 2018, we consummated the sale of the remaining 6,377,383 shares of common stock and warrants to acquire an aggregate 10,256,410 shares of our common stock for $7.5 million.
Conversion of Series A Convertible and Exchange for Series A-1
In June 2018, GMS Tenshi converted 208,836 shares of its Series A Convertible into 31,572,617 shares of common stock. In connection therewith, we reached an agreement in principle with GMS Tenshi to exchange the remaining 52,209 shares of Series A Convertible held by GMS Tenshi (along with accrued but unpaid dividends) for shares of our newly-created Series A-1 Convertible Preferred Stock, or the Series A-1 Convertible.
In July 2018, our Board declared a dividend-in-kind on the Series A Convertible, issuing GMS Tenshi 6,526 additional shares of Series A Convertible. Thereafter, we entered into an exchange agreement with GMS Tenshi pursuant to which we exchanged 58,735 shares of Series A Convertible held by GMS Tenshi for 58,735 shares of newly created Series A-1 Convertible. The Series A-1 Convertible has the same conversion and dividend features as the Series A Convertible (10% per annum, compounded quarterly, payable quarterly at our option in cash or in kind in additional shares of Series A-1 Convertible), but reflects an increased redemption premium (110% to 550%) and increased liquidation preference (120% to 600%) that provides GMS Tenshi with similar redemption premium and liquidation preference for its aggregate Series A Convertible holdings before the conversion. Accordingly, there are no longer any shares of Series A Convertible outstanding.

Sabby Senior Secured Note Exchange
In connection with the September 2017 private placement to GMS Tenshi, we entered into a purchase and exchange agreement with Sabby pursuant to which Sabby exchanged $1.5 million in aggregate principal amount of senior secured notes for 1,500,000 shares of our newly-created Series B Convertible Preferred Stock, or the Series B Convertible. The Series B Convertible was initially convertible into 2,112,676 shares of our common stock. We closed the exchange on October 30, 2017. The Series B Convertible was not able to be converted into shares of our common stock if conversion would result in Sabby (together with its affiliates and any other persons acting as a group together) beneficially owning in excess of 9.99% (or, if during the 6-month period immediately following the exchange, 7.5%).
In June 2018, following the conversion of the Series A Convertible by GMS Tenshi, the Series B Convertible was converted into an aggregate into 2,112,676 shares of our common stock in accordance with its terms. Accordingly, there are no longer any shares of Series B Convertible outstanding.
Indemnification Agreements
Our Charter contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our Charter and amended and restated bylaws also provide our board of directors with discretion to indemnify our officers and employees when determined appropriate by our board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers that requires us to indemnify our directors and executive officers.
Related-Party Transaction Policy
In 2016, we adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of our board of directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our Proxy Materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Oncobiologics, Inc., Corporate Secretary, 7 Clarke Drive, Cranbury, New Jersey 08512. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary

APPENDIX A

REVERSE STOCK SPLIT AMENDMENT

FORM OF CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ONCOBIOLOGICS, INC.
(a Delaware corporation)
Oncobiologics, Inc. (the “Company”), a company organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
1.
Effective at [  :  ] (Eastern Time) on the date of filing of this Certificate of Amendment (such time, the “Effective Time”), every [insert number ranging from two (2) to ten (10)] shares of Common Stock outstanding immediately prior to the Effective Time (such shares, the “Old Common Stock”) shall automatically without further action on the part of the Company be combined into one (1) fully paid and nonassessable share of Common Stock (the “New Common Stock”), subject to the treatment of fractional shares described below. From and after the Effective Time, certificates representing the Old Common Stock shall, without the necessity of presenting the same for exchange, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment. There shall be no fractional shares issued. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by [insert number ranging from two (2) to ten (10)], will be entitled to receive cash in lieu of fractional shares at the value thereof on the date of the Effective Time as determined by the Board of Directors.”

2.
The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be executed and acknowledged by its duly appointed officer as of this [     day of      ], 201 .
By:

Name: Lawrence A. Kenyon
Title: Chief Executive Officer and Chief Financial Officer
A-1

APPENDIX B
Oncobiologics, Inc.

2015 Equity Incentive Plan

Adopted by the Board of Directors: December 4, 2015
Approved by the Stockholders: December 7, 2015
Effective Date: December 4, 2015
Amended by the Board of Directors: August 7, 2018
Approved by the Stockholders: [__________], 2018
1. General.
(a) Eligible Award Recipients.   Employees, Directors and Consultants are eligible to receive Awards.
(b) Available Awards.   The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.
(c) Purpose.   The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2. Administration.
(a) Administration by Board.   The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b) Powers of Board.   The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.
(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the

Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of  (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.
(c) Delegation to Committee.
(i) General.   The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance.   The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d) Delegation to an Officer.   The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.
(e) Effect of Board’s Decision.   All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3. Shares Subject to the Plan.
(a) Share Reserve.   Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 6,246,376 shares (the “Share Reserve”). In addition, subject to the occurrence of the IPO Date, (i) the Share Reserve will automatically increase on the date that is sixty (60) calendar days following the IPO Date by an amount of shares of Common Stock equal to 3% of the total number of shares of Common Stock outstanding on such sixtieth (60th) day following the IPO Date, and (ii) the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years following the Effective Date, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2025, in an amount equal to 3% of the total number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve.   If a Stock Award or any portion thereof  (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c) Incentive Stock Option Limit.   Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 27,000,000 shares of Common Stock.
(d) Limitation on Grants to Non-Employee Directors.   The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed four hundred thousand dollars ($400,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year).
(e) Source of Shares.   The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4. Eligibility.
(a) Eligibility for Specific Stock Awards.   Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof  (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.
(b) Ten Percent Stockholders.   A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5. Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. Each SAR will be denominated in shares of Common Stock equivalents. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b) Exercise Price.   Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
(c) Purchase Price for Options.   The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i) by cash, check, bank draft or money order payable to the Company;
(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d) Exercise and Payment of a SAR.   To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of  (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs.   The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i) Restrictions on Transfer.   An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders.   Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation.   Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death or the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting Generally.   The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of  (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h) Extension of Termination Date.   If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of  (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of  (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i) Disability of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of  (i) the date twelve

(12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j) Death of Participant.   Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if  (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k) Termination for Cause.   Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l) Non-Exempt Employees.   If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6. Provisions of Stock Awards Other than Options and SARs.
(a) Restricted Stock Awards.   Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration.   A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting.   Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service.   If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability.   Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v) Dividends.   A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b) Restricted Stock Unit Awards.   Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration.   At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting.   At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment.   A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions.   At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v) Dividend Equivalents.   Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi) Termination of Participant’s Continuous Service.   Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.
(i) Performance Stock Awards.   A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii) Board Discretion.   To the extent provided in an Award Agreement, the Committee may retain the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.
(d) Other Stock Awards.   Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof  (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7. Covenants of the Company.
(a) Availability of Shares.   The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b) Securities Law Compliance.   The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c) No Obligation to Notify or Minimize Taxes.   The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8. Miscellaneous.
(a) Use of Proceeds from Sales of Common Stock.   Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards.   Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c) Stockholder Rights.   No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights.   Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e) Change in Time Commitment.   In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f) Incentive Stock Option Limitations.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances.   The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if  (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations.   Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i) Electronic Delivery.   Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j) Deferrals.   To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Clawback/Recovery.   All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(l) Compliance with Section 409A.   Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
9. Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments.   In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b) Dissolution.   Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c) Corporate Transaction.   The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:
(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);
(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;
(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and
(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of  (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d) Change in Control.   A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10. Termination or Suspension of the Plan.
(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) No Impairment of Rights.   Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11. Effective Date of Plan.
The Plan will become effective on the Effective Date.
12. Choice of Law.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13. Definitions.   As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b) “Award” or “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s violation of a Company policy; or (vi) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of  “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.
(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j) “Common Stock” means the common stock of the Company.
(k) “Company” means Oncobiologics, Inc., a Delaware corporation.
(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or

Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of  (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of  “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(o) “Director” means a member of the Board.
(p) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(q) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company will not be considered a “Dissolution” for purposes of the Plan.
(r) “Effective Date” means the effective date of this Plan, which is the earlier of  (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.
(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t) “Entity” means a corporation, partnership, limited liability company or other entity.
(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.
(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(jj) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation, other non-cash expenses and changes in deferred revenue; (ix) total stockholder return; (x) return on equity or average stockholder’s equity; (xi) return on assets, investment, or capital employed; (xii) stock price; (xiii) margin (including gross margin); (xiv) income (before or after taxes); (xv) operating income; (xvi) operating income after taxes; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) sales or revenue targets; (xx) increases in revenue or product revenue; (xxi) expenses and cost reduction goals; (xxii) improvement in or attainment of working capital levels; (xxiii) economic value added (or an equivalent metric); (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) cash balance; (xxviii) cash burn; (xxix) cash collections; (xxx) share price performance; (xxxi) debt reduction; (xxxii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment and dates, clinical trial results, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, new and supplemental indications for existing products, and product supply); (xxxiii) stockholders’ equity; (xxxiv) capital expenditures; (xxxv) debt levels; (xxxvi) operating profit or net operating profit; (xxxvii) workforce diversity; (xxxviii) growth of net income or operating income; (xxxix) billings; (xl) bookings; (xli) employee retention; (xlii) initiation of phases of clinical trials and/or studies by specific dates; (xliii) acquisition of new customers, including institutional accounts; (xliv) customer retention and/or repeat order rate; (xlv) number of institutional customer accounts (xlvi) budget management; (xlvii) improvements in sample and test processing times; (xlviii) regulatory milestones; (xlix) progress of internal research or clinical programs; (l) progress of partnered programs; (li) partner satisfaction; (lii) milestones related to samples received and/or tests run; (liii) expansion of sales in additional geographies or markets; (liv) research progress, including the development of programs; (lv) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product; (lvi) timely completion of clinical trials; (lvii) milestones related to samples received and/or tests or panels run; (lviii) expansion of sales in additional geographies or markets; (lix) research progress, including the development of programs; (lx) patient samples processed and billed; (lxi) sample processing operating metrics (including, without limitation, failure rate maximums and reduction of repeat rates); (lxii) strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (lxiii) other measures of performance selected by the Board.
(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments determined by the Board.
(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(nn) “Plan” means this Oncobiologics, Inc. 2015 Equity Incentive Plan.
(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(ss) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(tt) “Rule 405” means Rule 405 promulgated under the Securities Act.
(uu) “Rule 701” means Rule 701 promulgated under the Securities Act.
(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

ANNUAL MEETING OF STOCKHOLDERS OFONCOBIOLOGICS, INC.September 21, 2018GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting ofStockholders to be held September 21, 2018The Proxy Statement and our 2017 Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/20743Please sign, date and mail your proxy card in theenvelope provided as soon as possible.Please detach along perforated line and mail in the envelope provided.00003333003030001000 5092118THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND "FOR" PROPOSAL 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Proposal 1 To elect the following nominees to Class II of theCompany’s board of directors:01 Lawrence A. Kenyon02 Joe Thomas03 Joerg Windisch, Ph.D.Proposal 2 To approve the amendment of the Amended and Restated Certificate of Incorporation to effect, at the option of the Company's board of directors, a reverse stock split of the Company's common stock at a reverse stock split ratio ranging from one-for-two (1:2) and one-for-ten (1:10), inclusive.Proposal 3 To approve an amendment of the 2015 Equity Incentive Plan to increase the share reserve and make certain updating changes. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Proposal 4 To ratify the selection of KPMG LLP as IndependentRegistered Public Accounting Firm for Fiscal 2018THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DIS- CRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of StockholderDate:Signature of StockholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ONCOBIOLOGICS, INC.PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 21, 2018THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby constitutes and appoints Ralph H. Thurman and Lawrence A. Kenyon, and each of them as proxies, each with full power of substitution, and authorizes each of them to represent and to vote all of the shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Oncobiologics, Inc. (the “Company”) in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held at the offices of Cooley LLP located at The Grace Building, 1114 Avenue of Americas, 46th Floor, New York, NY,10036-7798 on September 21, 2018, 9:00 a.m. Eastern Time. The undersigned hereby revokes any proxies previously given.(Continued and to be signed on the reverse side.) 1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF ONCOBIOLOGICS, INC. September 21, 2018PROXY VOTING INSTRUCTIONSINTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - You may vote your shares in person by attending the Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting ofStockholders to be held September 21, 2018The Proxy Statement and our 2017 Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/20743Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.00003333003030001000 5092118THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND "FOR" PROPOSAL 2. 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Proposal 1 To elect the following nominees to Class II of theCompany’s board of directors:01 Lawrence A. Kenyon02 Joe Thomas03 Joerg Windisch, Ph.D.Proposal 2 To approve the amendment of the Amended and Restated Certificate of Incorporation to effect, at the option of the Company's board of directors, a reverse stock split of the Company's common stock at a reverse stock split ratio ranging from one-for-two (1:2) and one-for-ten (1:10), inclusive.Proposal 3 To approve an amendment of the 2015 Equity Incentive Plan to increase the share reserve and make certain updating changes. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Proposal 4 To ratify the selection of KPMG LLP as IndependentRegistered Public Accounting Firm for Fiscal 2018THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRE- TION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of StockholderDate:Signature of StockholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.